                                                                  Exhibit 10.28










                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                               RCG INDIANA, LLC,

                            RENAL CARE GROUP, INC.,

                  INDIANA NEPHROLOGY & INTERNAL MEDICINE, P.C.

                                      AND

                         EASTERN INDIANA KIDNEY CENTER,
                             INDIANA KIDNEY CENTER,
                       INDIANA KIDNEY CENTER SOUTH, LLC,
                          ST. VINCENT DIALYSIS CENTER,
                       SAINT JOSEPH DIALYSIS CENTER, AND
                        INDIANA DIALYSIS SERVICES, P.C.

                                   AS SELLERS

                                      AND

                         INDIANA DIALYSIS SERVICES, PC,
                     COMMUNITY HOSPITALS OF INDIANA, INC.,
               SETON HEALTH CORPORATION OF CENTRAL INDIANA, INC.,
                        GREENWOOD DIALYSIS SERVICES, PC,
                           REID HOSPITAL PHYSICIANS,
                REID HOSPITAL & HEALTH CARE SERVICES, INC., AND
     SAINT JOSEPH HOSPITAL AND HEALTH CARE CENTER OF KOKOMO, INDIANA, INC.
                            AND CERTAIN INDIVIDUALS

                                   AS OWNERS





                          DATED AS OF MARCH 27, 1997

                                   SCHEDULES


1.1(c)   Leases Assigned
1.1(d)   Contracts and Agreements Assigned
1.1(f)   Dialysis Names
1.2      Consideration Allocation among Sellers
1.3      Retained Assets (Partnerships held by IDS)
1.6      Obligations to Owners

2.1      Foreign Qualifications
2.3      Conflicting Agreements or Required Consents
2.5      Subsidiaries, Investments and Predecessors
2.6      Financial Statements
2.7      Changes Since September 30, 1996
2.8      Liabilities
2.9      Litigation and Claims
2.10     Violations of Law
2.11(a)  Personal Property
2.11(b)  Leased Real Property
2.11(c)  Zoning
2.11(e)  Intangible Property Rights
2.12     Contracts and Commitments
2.13(a)  Employees
2.13(c)  Employment Matters
2.14(a)  Pension Plans
2.14(b)  Welfare Plans
2.14(c)  Compensation Programs
2.14(n)  Extended Coverage Benefits
2.15     Insurance Policies, Exceptions and Claims
2.16     Environmental Matters
2.17     Taxes, Claims, Extensions and Waivers
2.18.1   Licenses, Permits, Authorizations, Provider Agreements and Regulatory Deficiencies
2.18.2   Regulatory Consents, Approvals or Notices
2.18.3   Regulatory Appeals, Adjustments, Challenges, Audits
2.19     Inspections and Investigations
2.20(a)  Certain Relationships
2.20(b)  Affiliated Physicians and Practices
2.23     Interested Transactions

3.3      Conflicting Agreements or Required Consents

4.9      Absence of Changes
4.10     Liabilities

5.10     Leased Equipment
5.14     Allocation of Options








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                            APPENDICES AND EXHIBITS


5.8     Territory for Covenant Not to Compete
5.9     Medical Director Agreement
6.2(b)  Assignment and Bill of Sale
6.2(c)  Assumption Agreement
6.9     Legal Opinion of Counsel to Sellers, Owners and the Practice
7.2(f)  Registration Rights Agreement
7.6     Legal Opinion of Counsel to Buyer and RCG

                            ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of March 27, 1997, but with an effective date for accounting purposes as of 12:01 a.m. February 1, 1997 (the "Effective Date") by and among RENAL CARE GROUP, INC. ("RCG"), a Delaware corporation; RCG INDIANA, LLC, a Delaware limited liability company ("Buyer"); EASTERN INDIANA KIDNEY CENTER, INDIANA KIDNEY CENTER, INDIANA KIDNEY CENTER SOUTH, LLC, ST. VINCENT DIALYSIS CENTER, SAINT JOSEPH DIALYSIS CENTER AND INDIANA DIALYSIS SERVICES, PC (collectively, "Sellers") and COMMUNITY HOSPITALS OF INDIANA, INC., SETON HEALTH CORPORATION OF CENTRAL INDIANA, INC., REID HOSPITAL & HEALTH CARE SERVICES, INC., and SAINT JOSEPH HOSPITAL AND HEALTH CARE CENTER OF KOKOMO, INDIANA, INC. (collectively, "Hospital Owners") and INDIANA DIALYSIS SERVICES, PC, REID HOSPITAL PHYSICIANS, GREENWOOD DIALYSIS SERVICES, PC and certain individuals named on the signature pages hereto (collectively, "Physician Owners," and together with the Hospital Owners, the "Owners"); and INDIANA NEPHROLOGY & INTERNAL MEDICINE, P.C. (the "Practice").

                                    PREAMBLE

     WHEREAS, Sellers own and operate seven (7) freestanding dialysis centers (the "Centers") in the Indiana area and operate outpatient renal dialysis programs, including outpatient hemodialysis, self-care hemodialysis, peritoneal and hemodialysis home training, and in-patient acute services (collectively, the "Business"); and

     WHEREAS, Sellers desire to sell to Buyer and Buyer desires to purchase from Sellers substantially all of the assets and contractual rights used in or related to the operation or conduct of the Business on the terms and conditions set forth in this Agreement (the "Acquisition").

     NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants and agreements set forth herein, the parties agree as follows:


                                   ARTICLE 1
                         PURCHASE OF RIGHTS AND ASSETS

     1.1 Agreement to Purchase and Sell. Subject to the terms and conditions set forth herein, Sellers agree to sell, convey, transfer, assign and deliver to Buyer, and Buyer agrees to purchase, all of Sellers' right, title and interest in and to all of the rights and assets owned by Sellers and used or useful in the operation of the Business (except for Retained Assets as defined in Section 1.3 below), free and clear of all liens, charges, claims or encumbrances ("Liens") whatsoever, including, without limitation, the following (collectively, the "Rights and Assets"):

     (a) All inventory and tangible personal property used in the operation of Centers, including all furniture, machinery, vehicles, office furnishings, equipment and equipment leasehold improvements of the Sellers existing on the Closing Date;

     (b) To the extent assignable and subject to applicable regulatory approvals, each of Sellers' valid authorizations, permits and licenses necessary to operate the Business;

     (c) All leases set forth on Schedule 1.1(c) hereto (including any capital leases), lease purchase arrangement and license agreements pursuant to which Sellers lease or license any real or personal property used in the Business, including any and all security and other deposits, advance rents and any other payments made thereunder prior to Closing for the benefit or to the account of Sellers;

     (d) All contracts and agreements listed on Schedule 1.1(d) (to be attached prior to the Closing) relating to the Business;

     (e) All contract rights, leasehold rights, prepaid expenses, guarantees, licenses, warranties and insurance policies;

     (f) All other intangible assets of Sellers relating to the operation of the Business including, but not limited to, all patents, trademarks, service marks and designs and those trade names, service names and business names relating to the Rights and Assets, which are set forth on Schedule 1.1(f) hereto, all telephone numbers, and the goodwill of Sellers in or arising from the operation of the Centers;

     (g) All prepaid items including, without limitation, all equipment, utility and other deposits existing on the Effective Date;

     (h) All patient lists and patient medical or operating records, employment records, medical staff roster and files, customer lists, customer contracts, financial records and other tangible personal property of Sellers relating to the Rights and Assets;

     (i) All books, records and documents owned, required for or incident to the operation of the Business;

     (j) All of Sellers' building or construction plans, building permits, designs or drawings related to the Centers;

     (k) All accounts receivable of Sellers arising for services performed on and after the Effective Date;

     (l) Cash, if any, in an amount equal to the difference between the cash balance of Sellers on the Closing Date minus the cash balance of Sellers on the Effective Date;

     (m) Any and all other assets of whatever type or description, other than the Retained Assets (as defined in Section 1.3 hereof) which are (i) reflected in the balance sheet contained in the Financial Statements, except to the extent any such assets have been disposed of in the ordinary course of business since the date of such balance sheet or (ii) used in the operation of the Business.

     1.2 Consideration. (a) The total consideration for the Rights and Assets shall be:

     (i) Twenty Four Million Eight Hundred Three Thousand Six Hundred Eighty Five Dollars ($24,803,685) payable by Buyer in cash by wire transfer to an account designated by Sellers on the Closing Date; and

     (ii) that number of shares of Common Stock of RCG obtained by dividing Seven Million Two Hundred Thousand Dollars ($7,200,000) by the Base Period Trading Price ((i) and (ii) collectively, the "Consideration"). The "Base Period Trading Price" is defined to mean the average of the daily closing prices for the shares of RCG Common Stock for the ten (10) consecutive trading days on which such shares are actually traded as over-the-counter securities and quoted on the Nasdaq National Market (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source) ending at the close of trading on the second trading day immediately prior to the Closing Date.

     (b) The Consideration shall be allocated among the Sellers as set forth in Schedule 1.2 hereto.

     1.3 Retained Assets. The parties expressly agree that excluded from the Rights and Assets assigned to Buyer hereunder are (i) except as set forth in
Section 1.1(l), cash of the Sellers (ii) accounts receivable of the Sellers arising from services rendered prior to the Effective Date, (iii) those trade names, service names and business names not set forth on
Schedule 1.1(f) attached hereto, (iv) subject to Section 5.1 hereof, Sellers' stock record books, tax returns and minute books; (v) those partnership, equity or similar interests of Indiana Dialysis Services, PC in those entities listed on Schedule 1.3 hereto; and (vi) those contracts and agreements not listed on
Schedule 1.1(d) hereto (the "Retained Assets").

     1.4 Allocation of Consideration. The Consideration paid for the Rights and Assets shall be allocated among the Rights and Assets by the Buyer and Sellers prior to the Closing in a manner which the parties intend, in their reasonable judgment, to be in accordance with the provisions contained in Treasury Regulation Section 1.1060-1T(d) and the parties agree to report the transaction contemplated herein for federal income tax purposes in accordance with such allocation. In furtherance of the foregoing, the parties hereto agree to execute and deliver Internal Revenue Service Form 8594 reflecting such allocation.

     1.5 Retained Liabilities. Except as specifically set forth in Section 1.6, Sellers retain all liabilities directly or indirectly arising out of or related to (i) the Retained Assets and (ii) the operation of the Business on and prior to the Closing Date, whether such liabilities are known or unknown, disclosed or undisclosed, matured or unmatured, accrued, absolute or contingent on and as of the Closing Date (collectively, the "Retained Liabilities"). Without limiting the generality of the preceding sentence, neither Buyer nor RCG shall assume or become liable for any obligations and liabilities of Sellers not specifically described in Section 1.6, including without limitation, the following:

            (a) Any liability or obligation arising out of any employee benefit plan maintained by or covering employees of Sellers or to which a Seller has made any contribution or to which a Seller could be subject to any liability;

            (b) Any losses, costs, expenses, damages, claims, demands and judgments of every kind and nature (including the defenses thereof and reasonable attorneys' and other professional fees) related to, arising out of, or in connection with the parties' waiver of compliance with the Indiana Bulk Transfer Act or any similar statute as enacted in any jurisdiction, domestic or foreign;

            (c) Any liability or obligation arising out of any breach by any Seller prior to the Closing of any provision of the Seller Agreements (as defined herein) or any other contract to which a Seller is a party;

            (d) Any liability of Sellers with respect to any claim or cause of action, regardless of when made or asserted, which arises (i) out of or in connection with the business and operations of Sellers prior to the Closing,
(ii) with respect to any product purchased or manufactured or any service provided by Sellers on or prior to the Closing, including without limitation, any liability or obligation (A) pursuant to any express or implied representation, warranty, agreement, or guarantee made by Sellers or (B) imposed or asserted to be imposed by operation of law, in connection with any service performed or product designed, manufactured, sold, or leased by or on behalf of Sellers prior to the Closing, including without limitation, any claim related to any product delivered in connection with the performance of such service and any claims seeking to recover for consequential damage, lost revenue, or income, including pursuant to any doctrine of product liability, or (iii) out of or in connection with the Business and operations of Sellers prior to the Closing under any federal, state, or local law, rule, or regulation relating to (A) environmental protection or clean-up, (B) taxation, or (C) employment or termination of employment;

            (e) Any liability or obligation, arising prior to or as a result of the Closing, to any employee, agent, or independent contractor of Seller, whether or not employed by Buyer after the Closing, or under any benefit arrangement with respect thereto;

            (f) Any liability of Sellers existing at the Closing, including any liability related to any matter described on the Schedules hereto;

            (g) Any liability or obligation for federal, state, county, local, foreign and other taxes, assessments, charges, fees, and impositions, including interest and penalties thereon or with respect thereto, whether disputed or not ("Taxes"), including any liabilities or obligations of Sellers relating to sales and use, transfer, documentary, income or other Taxes levied on the transfer of the Rights and Assets;

            (h) Any liability for any overbillings made by any Seller or overpayments received by any Seller under any Medicare or other government or private payor arrangement in respect of goods or services provided on or prior to the Closing Date; and

            (i) All wages, commissions, vacation, holiday, workers' compensation and sick pay obligations of Sellers with respect to its respective employees accrued through the Closing Date and all bonuses and fringe benefits as to such employees accrued through the Closing Date, and all severance pay obligations of Sellers to employees resulting from Sellers' consummation of the transactions contemplated by this Agreement.

     1.6 Assumed Liabilities. Buyer shall assume on the Closing Date (i) current operating liabilities of the Sellers as of the Effective Date determined in accordance with generally accepted accounting principles and accrued in accordance with past practices (the "Current Liabilities") up to the Liabilities Limit (as defined below), (ii) amounts that may be payable by Buyer or RCG due to any HCFA Liability, (iii) the payment and performance of obligations under those contracts and agreements identified on Schedules 1.1(c) and 1.1(d) hereto arising on and after the Effective Date, except to the extent any such obligations relate to a default occurring on or before the Closing Date (the "Assumed Liabilities"), and (iv) amounts up to $1,100,000 owed by the Sellers to the Owners as scheduled on Schedule 1.6 hereto which shall be satisfied at Closing.

     1.7 Adjustments.

     (a) As soon as practicable following the Closing Date, but in no event later than sixty (60) days following the Closing Date, Buyer shall prepare and deliver to Sellers a balance sheet setting forth the Current Liabilities of Sellers determined in accordance with generally accepted accounting principles as of the Effective Date. Promptly upon determination of the Current Liabilities, Sellers and the Owners shall be obligated, jointly and severally, to pay to Buyer the amount, if any, by which the Current Liabilities exceed $1,600,000 (the "Liabilities Limit"). Alternatively, Buyer and RCG shall pay to the Sellers in the manner specified in Schedule 1.2 and to the account specified pursuant to Section 1.2(b) hereof, the amount, if any, by which the Liabilities Limit exceeds the Current Liabilities.

     (b) Upon the Closing, Buyer shall remit to the Sellers as additional purchase price in the manner provided on Schedule 1.2 hereto an amount equal to $300,000 multiplied by each full month occurring between the Effective Date and the Closing Date plus $300,000 multiplied by a fraction equal to the number of days passed in the month in which the Closing occurs divided by the number of days in such month (the "Income Amount"). As soon as practicable following the Closing Date, but in no event later than sixty (60) days following the Closing Date, Buyer shall determine the aggregate pre-tax net income of the Centers for the period between the Effective Date and the Closing Date ("Net Income"). Net Income of the Centers shall be computed based on the accrual basis of accounting consistently applied in accordance with generally accepted accounting principles. In the event that such Net Income is greater than the Income Amount, Buyer shall remit to the Sellers in the manner provided on
Schedule 1.2 said difference promptly upon such determination. Alternatively, if the Net Income is less than the Income Amount, Sellers and Owners shall be obligated, jointly and severally, to pay to Buyer such difference promptly upon such determination.

     1.8 Time and Place of Closing. The closing (the "Closing") will take place on a date not later than two business days following the satisfaction of the conditions set forth in Articles 6 and 7 hereof (the "Closing Date"). The place of Closing shall be at the offices of Alston & Bird, One Atlantic Center, 1201 West Peachtree Street, Atlanta, Georgia 30309, or such other place as may be mutually agreed upon by the

Parties. The parties agree and intend that the transactions herein shall for financial accounting and reporting purposes be deemed to have closed on the Effective Date.

     1.9 Deliveries. All deliveries, payments and other transactions and documents relating to the Closing (i) shall be independent and none shall be effective unless and until all are effective (except to the extent that the party entitled to the benefit thereof has waived satisfaction or performance thereof as a condition precedent to Closing), and (ii) shall be deemed to be consummated simultaneously.

                                   ARTICLE 2
            REPRESENTATIONS AND WARRANTIES OF SELLERS AND THE OWNERS

     The Sellers and the Owners jointly and severally represent and warrant the following to Buyer and RCG:

     2.1 Organization, Authority and Capacity. Each Seller is a corporation, partnership or limited liability company, duly organized, validly existing and in good standing under the laws of its state of jurisdiction, and has the full power and authority necessary to (i) execute, deliver and perform its obligations under the Acquisition Documents and (ii) carry on its business as it has been and is now being conducted and to own and lease the properties and assets which it now owns or leases. Each Seller is duly qualified to do business and is in good standing in the jurisdictions set forth with respect to that Seller in Schedule 2.1, which includes every jurisdiction in which the failure to be so qualified or in good standing would have a material adverse effect on (i) such Seller's ability to perform its obligations under the Acquisition Documents or (ii) the assets, results of operations or prospects of the Business.

     2.2 Authorization and Validity. The execution, delivery and performance of the Acquisition Documents have been duly authorized by all necessary corporate action on the part of each Seller. The Acquisition Documents to be executed and delivered by the Sellers have been or will be, as the case may be, duly executed and delivered by each Seller and constitute or will constitute the legal, valid and binding obligations of each Seller, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, or other laws affecting creditors' rights generally, or as may be modified by a court of equity.

     2.3 Absence of Conflicting Agreements or Required Consents. Except as set forth on Schedule 2.3, the execution, delivery and performance by each Seller of the Acquisition Documents to be executed and delivered by each Seller: (i) do not require the consent of or notice to any governmental or regulatory authority or any other third party; (ii) will not conflict with any provision of such Seller's organizational documents; (iii) will not conflict with or result in a violation of any law, ordinance, regulation, ruling, judgment, order or injunction of any court or governmental instrumentality to which such Seller is subject or by which such Seller or any of its properties are bound;
(iv) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, require any notice under, or accelerate or permit the acceleration of any performance required by the terms of any agreement, instrument, license or permit to which such Seller is a party or by which such Seller or any of its properties are bound; and (v) will not create any lien, encumbrance or restriction upon any of the assets or properties of such Seller.

     2.4 Governing Documents of the Sellers. True and correct copies of the organizational documents and all amendments thereto of each Seller (certified by the Secretary of State of the state of organization, if Seller is a corporation, limited partnership or limited liability company) have been provided to Buyer. Buyer has previously been provided with access to each Seller's minutes, and such minutes accurately reflect in all material respects the proceedings of the board of directors (or other similar governing body) of each Seller (and all committees thereof). The record books of each Seller, which have been made available to Buyer for review, contain true, complete and accurate records of the ownership of each Seller.


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




     2.5 Subsidiaries and Investments. Except as set forth on Schedule 2.5, no Seller has owned or currently owns, directly or indirectly, of record, beneficially or equitably, any capital stock or other equity, ownership or proprietary interest in any corporation, partnership, limited liability company, association, trust, joint venture or other entity. Except as listed on Schedule 2.5, no Seller has sold or disposed of, by way of asset sale, stock sale, spin-off or otherwise, any material assets or business.

     2.6 Financial Statements. Attached hereto as Schedule 2.6 are the unaudited financial statements of the Sellers on a combined basis for the years ended December 31, 1994, 1995 and 1996 and interim financial statements for the nine-month period ending September 30, 1996, which reflect the results of operations and financial condition of the Sellers on a combined basis for such periods and at such dates (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied, except for (i) the omission of notes to unaudited Financial Statements, (ii) the fact that interim Financial Statement are subject to normal and customary year-end adjustments which will not, in the aggregate, be material and (iii) any exceptions that may be indicated in the notes to such Financial Statements. The Financial Statements present fairly in all material respects the financial position of the Sellers as of the dates indicated and present fairly in all material respects the results of the operations of the Sellers on a combined basis for the periods then ended, and are in accordance with the books and records of the Sellers, which have been properly maintained and are complete and correct in all material respects.

     2.7 Absence of Changes. Except as set forth on Schedule 2.7, and except as contemplated by this Agreement, since September 30, 1996, the Sellers have conducted the Business only in the ordinary course and have not:

            (i) suffered any material adverse change in their working capital, condition (financial or otherwise), assets, liabilities, reserves, business or operations;

            (ii) paid, discharged or satisfied any material liability other than in the ordinary course of business;

            (iii) written off as uncollectible any account receivable other than in the ordinary course of business;

            (iv) compromised any debts, claims or rights or disposed of any of its properties or assets other than in the ordinary course of business;

            (v) entered into any commitments or transactions not in the ordinary course of business involving aggregate value in excess of $50,000 or made aggregate capital expenditures or commitments in excess of $50,000;

            (vi) made any material change in any method of accounting or accounting practice;

            (vii) sold, assigned or transferred any of its tangible assets other than in the ordinary course of business or any patents, trademarks, trade names, copyrights or other intangible assets;

            (viii)subjected any of their assets, tangible or intangible, to any lien, encumbrance or restriction of any nature whatsoever, except for liens for current property taxes not yet due and payable;

            (ix) increased any salaries, wages or employee benefits or made any arrangement for payment of any bonus or special compensation for any employee of such Seller other than in the ordinary course of business;

            (x) hired, committed to hire or terminated any employee or medical director other than in the ordinary course of business;

            (xi) terminated or amended any material contract, license or other instrument to which any Seller is a party or suffered any loss or termination or threatened loss or termination of any existing material business arrangement or supplier, the termination or loss of which, in the aggregate, could materially and adversely affect the Sellers;

            (xii) sold or otherwise transferred any interest in Seller; or

            (xiii)agreed, whether in writing or otherwise, to take any action described in this Section 2.7.

     2.8 No Undisclosed Liabilities. Except as listed on Schedule 2.8 hereto, the Sellers have no material Liabilities or obligations, whether accrued, absolute, contingent or otherwise, except for liabilities and obligations reflected in the Financial Statements or incurred in the ordinary course of its business since the date of the most recent balance sheet included in the Financial Statements.

     2.9 Litigation, etc. Except as listed on Schedule 2.9 hereto, there are no claims, lawsuits, actions, arbitrations, administrative or other proceedings pending against any Seller. Except as listed on Schedule 2.9, (i) to the knowledge of the Sellers and the Owners, no such matter described in the previous sentence is threatened and there is no basis for any such action, and
(ii) there are no governmental or administrative investigations or inquiries pending that involve any Seller, except in either case for any such matter that could not reasonably be expected to have a material adverse effect on the Sellers on a combined basis, financial or otherwise. Except as listed on
Schedule 2.9, there are no judgments against or consent decrees binding on any Seller or its assets or, to the knowledge of the Sellers and its Owners, any licensed professional relating to the Business.

     2.10 No Violation of Law. (a) Except as set forth on Schedule 2.10, no Seller has been or is currently in violation of any applicable local, state or federal law, ordinance, regulation, order, injunction or decree, or any other requirement of any governmental body, agency or authority or court binding on it, or relating to its property or business or its advertising, sales or pricing practices, except for any such violations as would not individually or in the aggregate have a material adverse effect on the Sellers on a combined basis, financial or otherwise.

            (b) No Seller is currently subject to any fine, penalty, liability or disability as the result of a failure to comply with any requirement of federal, state or local law or regulation nor has any Seller received any notice of such noncompliance.

     2.11 Real and Personal Property. (a) Schedule 2.11(a) sets forth a list of all items of personal and mixed, tangible and intangible property, rights and assets of each Seller having an original or replacement cost or value greater than $10,000. Except as set forth on Schedule 2.11(a), each Seller (i) has good and valid title to all of the personal and mixed, tangible and intangible property, rights and assets which it purports to own, including all the personal property and assets reflected in the Financial Statements; and
(ii) owns such rights, assets and personal property free and clear of all liens, encumbrances or restrictions of any nature whatsoever (except for current year ad valorem taxes). All of the Rights and Assets being acquired by Buyer, whether owned or leased, are in the possession and control of the Sellers and are located at the Centers.

            (b) The Sellers do not own any real property. Schedule 2.11(b) contains a true and correct description of all real property leased by each Seller, including all improvements located thereon. Sellers have valid and binding leases for each property listed on Schedule 2.11(b), and (i) Sellers are current with respect to all payments due under such leases; (ii) Sellers have complied in all respects with its obligations under such leases, and (iii) there are no defaults under any such lease that remain uncured and no condition exists which, with the lapse of time or giving of notice, or both, would give rise to a default under any such lease. Buyer has been furnished with true, correct and complete copies of all leases, deeds, easements and other documents and instruments concerning the matters listed on Schedule 2.11(b). No condemnation or similar actions are currently in effect or pending or, to the knowledge of the Sellers and the Owners, threatened against any part of any real property leased by any Seller. To the knowledge of the Seller and the Owners, there are no encroachments, leases, easements, covenants, restrictions, reservations or other burdens of any nature which might impair in any material respect the use of any leased real property in a manner consistent with past practices nor does any part of any building structure or any other improvement thereon encroach on any other property.

            (c) Except as set forth on Schedule 2.11(c), the present zoning, subdivision, building and other ordinances and regulations applicable to the leased real property permit the continued operation, use, occupancy and enjoyment of such real property consistent with past practices, and each Seller is in compliance with, and has received no notices of violations of, any applicable zoning, subdivision or building regulation, ordinance or other law, regulation, or requirement. Each Seller has all rights and easements necessary for public ingress thereto and egress therefrom and for the provision of all utility services thereto, including any required curb cut or street opening permits or licenses for vehicular access over presently existing roads and driveways. No portion of the leased real property, or any building, structure, fixture or improvement thereon, is the subject of, or affected by, any condemnation, taking, eminent domain or inverse condemnation proceeding currently instituted or pending, and, to the knowledge of Sellers and Owners, none of the foregoing are, or will be, the subject of, or affected by, any such proceedings.

            (d) Each Seller's assets (including all buildings and improvements in connection therewith) are in good operating condition and repair, ordinary wear and tear excepted, and such assets include all rights, properties, interests in properties, and assets necessary to permit RCG to continue the Business after the Closing Date as presently conducted.

            (e) Schedule 2.11(e) contains a complete and correct list of all trademarks, trade names, service marks, service names, brand names, copyrights, technology rights and licenses, know-how, software and patents, registrations thereof and applications therefor, and any other intellectual property used in the business of each Seller, together with a complete list of all licenses granted by or to each Seller with respect to any of the foregoing. Neither the Seller nor any of the Owners is currently in receipt of any notice of any violation of, and each has no reason to believe that the Seller's operations are violating, the rights of others with respect to any such matter.

     2.12 Contracts and Commitments. (a) Schedule 2.12 contains a complete and accurate list of all contracts, agreements, commitments, instruments and obligations (whether written or oral, contingent or otherwise) of each Seller of or concerning the following matters (the "Seller Agreements"):

            (i) the lease, as lessee or lessor, or license, as licensee or licensor, of any real or personal property (tangible or intangible);

            (ii) the employment or engagement of any officer, director, employee, consultant or agent, other than those terminable at will without material severance obligation;

            (iii) any relationship that requires financial payments, or performance over a period of more than 90 days, with any Owner, or any person or entity affiliated with or related to any Owner or any officer or director;

            (iv) any arrangement limiting the freedom of such Seller to compete in any manner in any line of business or requiring such Seller to share profits;

            (v) any arrangement that could reasonably be anticipated to have a material adverse effect on such Seller, financial or otherwise;

            (vi) any material arrangement not in the ordinary course of business;

            (vii) any power of attorney, whether limited or general, granted by or to such Seller; and

            (viii)any other arrangement that requires performance for a period of more than 90 days or that requires payments in excess of $10,000.

       (b) Each Seller has delivered to Buyer true and complete copies of all of its Seller Agreements. Except as indicated on Schedule 2.12, the Seller Agreements are valid and effective in accordance with their terms, and there is not under any of such Seller Agreements (i) any existing or claimed default by any Seller or event which with the notice or lapse of time, or both, would constitute a material default by such Seller or (ii) to the knowledge of the Sellers and the Owners, any existing or claimed default by any other party or event which with notice or lapse of time, or both, would constitute a material default by any such party. Except as indicated on Schedule 2.12, the continuation, validity and effectiveness of the Seller Agreements will not be affected by the Acquisition and the Acquisition will not result in a breach of or default under, or require the consent of any other party to, any of the Seller Agreements. There is no actual or, to the knowledge of the Sellers and the Owners, threatened termination, cancellation or limitation of any Seller Agreements that would have a material adverse effect on the Business, financial or otherwise. To the knowledge of the Sellers and the Owners, there is no pending or threatened bankruptcy, insolvency or similar proceeding with respect to any other party to the Seller Agreements.

     2.13 Employment and Labor Matters. (a) Schedule 2.13(a) sets forth (i) the number of full-time and part-time employees of each Seller and (ii) the name and compensation (including benefits) paid to each employee of or consultant to each Seller who received salary and bonuses for either of such Seller's two most recently ended fiscal years in excess of $50,000.

         (b) Each Seller is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages and hours, occupational safety and health, including laws concerning unfair labor practices within the meaning of Section 8 of the National Labor Relations Act, and the employment of non-residents under the Immigration Reform and Control Act of 1986.

         (c) Except as disclosed on Schedule 2.13(c),

            (i) there are no charges, governmental audits, investigations, administrative proceedings or complaints concerning any Seller's employment practices pending or, to the knowledge of the Sellers and the Owners, threatened before any federal, state or local agency or court that could reasonably be expected to have a material adverse effect on the Business, financial or otherwise, and, to the knowledge of the Sellers and the Owners, no basis for any such matter exists;

            (ii) to the knowledge of the Sellers and the Owners, there are no inquiries, investigations or monitoring of activities of any licensed, registered, or certified professional personnel employed by, credentialed or privileged by, or otherwise affiliated with any Seller pending or threatened by any state professional board or agency charged with regulating the professional activities of health care practitioners;

            (iii) no Seller is a party to any union or collective bargaining agreement, and, to the knowledge of the Sellers and the Owners, no union attempts to organize the employees of any Seller have been made, nor are any such attempts now threatened; and

                (iv) no Seller has experienced any organized slowdown, work interruption, strike, or work stoppage by its employees.

     2.14 Employee Benefit Matters.

            (a) The Sellers currently maintain only the employee pension benefit plans, as defined in Section 3(2) of ERISA, as are listed on Schedule 2.14(a) (the "Pension Plans"). The Sellers have never maintained or contributed to any other employee pension benefit plan, as defined in Section 3(2) of ERISA.

            (b) The Sellers currently maintain only the employee welfare benefit plans, as defined in Section 3(1) of ERISA (including but not limited to, life insurance, medical, hospitalization, holiday, vacation, disability dental and vision plans) as are listed on Schedule 2.14(b) (the "Welfare Plans").

            (c) The Sellers currently maintain, or have entered into, only the compensation programs and/or employment arrangements, (including but not limited to, any written or unwritten incentive compensation, fringe benefit, payroll or employment practice, bonus, severance, sick pay, salary continuation, deferred compensation, supplemental executive compensation plans, employment agreements and consulting agreements for the benefit of their officers, directors, employees, former employees, or independent contractors) as are listed on
Schedule 2.14(c) (the "Compensation Programs").

            (d) No Seller or an ERISA Affiliate contributes or has contributed within the last five years to any multiemployer plan, as defined by Section 3(37) of ERISA.

            (e) Each Pension Plan and Welfare Plan has been operated and administered in substantial compliance with ERISA and the Code; each Pension Plan which is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified or a request for such determination has been timely filed with the Internal Revenue Service (and no Seller has any knowledge that any event has occurred between the date of the last such determination and the Closing Date that would cause the Internal Revenue Service to revoke such determination).

            (f) Each Pension Plan and Welfare Plan designed to satisfy the requirements of Section 125, Section 401, Section 401(k), Section 409, Section 501(c)(9), Section 4975(e)(7), and/or Section 4980B of the Code, satisfies such section.

            (g) No accumulated funding deficiency, as defined in Section 302(a)(2) of ERISA, exists (whether or not waived) with respect to any Pension Plan as of the date hereof.

            (h) All amounts required to be paid by the Sellers with respect to each Pension Plan, Welfare Plan and Compensation Program on or before the Closing Date have been paid.

            (i) Neither the execution and delivery of this Agreement nor the consummation of any of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any current or former employee, (ii) increase any benefits otherwise payable under any Pension Plan, Welfare Plan or Compensation Program, or (iii) result in any acceleration of the time of payment or vesting of any such benefits.

            (j) Neither the execution and delivery of this Agreement nor the consummation of any of the transactions contemplated hereby will result in a material increase in the premium costs of any Welfare Plan for which benefits are insured or a material increase in benefit costs of any Welfare Plan which provides self-insured benefits.

            (k) No Pension Plan is subject to a lien (or expected to be subject to a lien) under Code Section 412(n) or ERISA Section 302(f) or to tax under Code Section 4971. No Pension Plan has a "liquidity shortfall" as defined in Code Section 412(m)(5). No event has occurred in connection with a Pension Plan that could result in liability under Title IV of ERISA. None of the Sellers has incurred any liability to the Pension Benefit Guaranty Corporation in connection with any Pension Plan.

            (l) The assets of each Pension Plan are sufficient to provide all "benefit liabilities" (as defined in ERISA Section 4001(a)(16)) under such Pension Plan if such Pension Plan is terminated, and are also sufficient to provide all other benefits due under the Pension Plan (including, but not limited to, ancillary, disability, shutdown, early retirement and welfare benefits).

            (m) None of the Pension Plans or a Seller or any party in interest or disqualified person has engaged in any non-exempt "prohibited transactions" as defined in Section 406 of ERISA or Section 4975 of the Code.

            (n) Except as disclosed in Schedule 2.14(n), no Pension Plan or Welfare Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees beyond their retirement or other termination of service other than (i) coverage mandated by applicable law, (ii) retirement benefits under a Pension Plan, (iii) death benefits under a Welfare Plan, (iv) deferred compensation accrued on the books of the Seller or a Subsidiary, or (v) benefits the full cost of which is borne by the current or former employer (or his or her beneficiary).

            (o) No "leased employee," as that term is defined in Section 414(n) of the Code, performs services for a Seller.

            (p) No liability has been, or is expected by a Seller to be, incurred by a Seller under Section 4062 of ERISA with respect to any Pension Plan.

            (q) No reportable event within the meaning of Title IV of ERISA has occurred with respect to any Pension Plan.

            (r) The Sellers have furnished Buyer with correct and complete copies of each Pension Plan, Welfare Plan, and Compensation Program, together with any trust agreements, summary plan descriptions, employee informational material, IRS Forms 5500, the most recent actuarial valuation for any Pension Plan, financial statements relating thereto and participant listings.

            (s) Each Seller has complied with the continuation coverage requirements of Section 1001 of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and ERISA Sections 601 through 608. Each Seller shall be responsible for complying with the requirements of Code Section 4980 B and
Part 6 of Title 1 of ERISA for its employees (including the Transferred Employees) and their "qualified beneficiaries" whose "qualifying event" (as such terms are defined in Code Section 4980 B) occurs on or prior to the Closing.

     2.15 Insurance Policies. (a) All of the Rights and Assets and the operations of Sellers and the Centers of an insurable nature and of a character usually insured by companies of similar size and in similar businesses are insured by Sellers or Owners in such amounts and against such losses, casualties or risks as is (i) usual in such companies and for such assets, operations and businesses, (ii) required by any Law applicable to Sellers or the Centers, or (iii) required by any contract or agreement of Sellers or Owners relating to the Centers. Schedule 2.15 contains a complete and accurate list of all insurance policies held or owned by Sellers or Owners relating to the Centers and now in force and such Schedule indicates the name of the insurer, the type of policy, the risks covered thereby, the amount of the premiums, the term of each policy, the policy number, the amounts of coverage, the deductible in each case and all outstanding claims thereunder. Correct and complete copies of all such policies have been delivered to Buyer by Sellers on or before the date of this Agreement. All such policies are in full force and effect and enforceable in
                                     - 11 -
accordance with their terms. None of the Sellers or the Owners, as the case may be, is now in default regarding the provisions of any such policy, including, without limitation, failure to make timely payment of all premiums due thereon, and none of them has failed to five any notice or present any claim thereunder in due and timely fashion. None of Sellers or Owners has been refused, or denied renewal of, any insurance coverage by insurance companies offering such insurance in connection with the ownership or use of the Rights and Assets or the operation of the Centers. In addition to the deductibles set forth on Schedule 2.15, such Schedule discloses all risks that are self-insured by Sellers or Owners that in the ordinary course of business could be insured.

            (b) Sellers' licensed professional employees have not, in the last seven (7) years, filed a written application for professional malpractice insurance coverage which has been denied by an insurance agency or carrier. Sellers' professional employees have been continuously insured for professional malpractice claims during the same period. None of Sellers' professional employees are in default with respect to any provision contained in any such policy and none of them has failed to give any notice or present any claim under any such policy in due and timely fashion.

     2.16 Environmental Matters.   Except as set forth in Schedule 2.16, there
are no present or past Environmental Conditions in any way relating to the business, properties or assets of any Seller. For the purposes of this Agreement, "Environmental Condition" means (a) the introduction into the environment of any pollution, including without limitation any contaminant, irritant or pollutant or other toxic or hazardous substance, in violation of any federal, state or local law, ordinance or governmental rule or regulations, as a result of any spill, discharge, leak, emission, escape, injection, dumping or release of any kind whatsoever of any substance or exposure of any type in any work places or to any medium, including without limitation air, land, surface waters or ground waters, or from any generation, transportation, treatment, discharge, storage or disposal of waste materials, raw materials, hazardous materials, toxic materials or products of any kind or from the storage, use or handling of any hazardous or toxic materials or other substances, as a result of which any Seller has or may become liable to any person or by any reason of which any of the assets of any Seller may suffer or be subjected to any lien, encumbrance or restriction of any nature, or (b) any noncompliance with any federal, state or local environmental law, rule, regulation or order as a result of or in connection with any of the foregoing.

     2.17 Taxes. (a) Except as listed in Schedule 2.17 or as reflected in the Financial Statements, there does not exist any material liability for taxes which may be asserted by any taxing authority against, and no lien or other encumbrance for taxes will attach to, any Seller or any of its assets other than taxes due in respect of periods for which tax returns are not yet due and for which adequate accruals have been made in the Financial Statements. All federal, state and local tax returns and tax reports required to be filed prior to the date hereof with respect to any Seller have been filed (other than returns for which extensions to file have been granted) with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, all of which are true, correct and complete, and all amounts shown as owing thereon have been paid.

            (b) Except as listed on Schedule 2.17, no Seller has received notice of any tax claims being asserted or any proposed assessment by any taxing authority and no tax returns of any Seller have been audited by the Internal Revenue Service (the "IRS") or the appropriate state agencies for any fiscal year or period ended prior to the date hereof, and no Seller is presently under, nor has received notice of any, contemplated investigation or audit by the IRS or any state agency concerning any fiscal year or period ended prior to the date hereof. Except as listed on Schedule 2.17, no Seller has executed any extension or waivers of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

            (c) Each Seller and any of its predecessors in interest have withheld or collected from each payment made to each of their employees the amount of all taxes required to be withheld or collected therefrom and each Seller and any of its predecessors in interest have paid the same to the proper tax depositories or collecting authorities.

            (d) Except as disclosed on Schedule 2.17, there is no liability for taxes on the part of any Seller or any of their subsidiaries (excluding transactions for which the financial reporting gain would exceed applicable income tax liability related to such transaction) (i) that will arise with respect to a current or a future taxable period, (ii) that is wholly or partly a consequence of a transaction or occurrence, or transactions or occurrences, one or more of which occurred before the date hereof, and (iii) that is not fully reserved on the Financial Statements. In addition, except as disclosed on
Schedule 2.17, there are no joint venture, partnership or other arrangements or contracts to which any Seller or any of their subsidiaries is a party and that could be treated as a partnership for federal income tax purposes.

            (e) For purposes hereof, "taxes" shall mean any federal, state, county, local, foreign or other tax, charge, imposition or other levy (including interest or penalties thereon) including without limitation, income taxes estimated taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, taxes on earnings and profits, employment and payroll related taxes, property taxes, real property transfer taxes, Federal Insurance Contributions Act taxes, any taxes or fees related to unclaimed property, taxes on value added and import duties, whether or not measured in whole or in part by net income, imposed by the United States or any political subdivision thereof or by any jurisdiction other than the United States or any political subdivision thereof.

     2.18 Licenses, Authorizations and Provider Programs. (a) Each Seller is the holder of all valid licenses and other rights, permits and authorizations required by law, ordinance, regulation or ruling of any governmental regulatory authority necessary to operate the Business. Each Seller is certified for participation and reimbursement under Titles XVIII and XIX of the Social Security Act (the "Medicare and Medicaid programs") (Medicare and Medicaid programs and such other similar federal, state or local reimbursement or governmental programs for which the Seller is eligible are hereinafter referred to collectively as the "Government Programs") and has current provider agreements for such Government Programs and with such private non-governmental programs, including without limitation any private insurance program, under which the Seller directly or indirectly is presently receiving payments (such non-governmental programs herein referred to as "Private Programs"). Set forth on Schedule 2.18.1, as to each facility, is a correct and complete list of such licenses, permits and other authorizations, and provider agreements under all Government and Private Programs, complete and correct copies of which have been provided to Buyer. True, complete and correct copies of all surveys of each Seller or its facilities conducted in connection with any Government Program, Private Program or licensing or accrediting body during the past two (2) years have been provided to Buyer.

            (b) No violation, default, order or deficiency exists with respect to any of the items listed on Schedule 2.18.1. None of the Sellers or the Owners has received any notice of any action pending or recommended by any state or federal agencies having jurisdiction over the items listed on Schedule 2.18.1, either to revoke, withdraw or suspend any license, right or authorization, or to terminate the participation of any Seller in any Government or Private Program. To the knowledge of the Sellers and the Owners, no event has occurred which, with the giving of notice, the passage of time, or both, would constitute grounds for a material violation, order or deficiency with respect to any of the items listed on Schedule 2.18.1 or to revoke, withdraw or suspend any such license, or to terminate or modify the participation of any Seller in any Government or Private Program. To the knowledge of the Sellers and the Owners, there has been no decision not to renew any provider or third-party payor agreement of any Seller. Except as listed on Schedule 2.18.2, no consent or approval of, prior filing with or notice to, or any action by, any governmental body or agency or any other third party is required in connection with any such license, right or authorization, or Government or Private Program, by reason of the consummation of the Acquisition, and the continued operation of the business of the Sellers thereafter on a basis consistent with past practices.

            (c) Each Seller has timely filed all cost reports and other reports required to be filed by it prior to the date hereof with respect to the Government and Private Programs, all fiscal intermediaries and other insurance carriers and all such reports are complete and accurate in all material respects and have been prepared in material compliance with all applicable laws, regulations, and principles governing reimbursement and payment claims. True and complete copies of such cost reports filed by each Seller for the most recent cost-reporting year, if applicable, have heretofore been delivered to Buyer. Each Seller has paid or caused to be paid or has properly reflected in the Financial Statements all known and undisputed refunds, overpayments, discounts or adjustments which have become due pursuant to such reports and has no liability under any Government or Private Program (known or unknown, contingent or otherwise) for any refund, overpayment, discount or adjustment other than in the ordinary course, and no interest or penalties accruing with respect thereto, except as has been specifically reserved for in the Financial Statements or disclosed herein or in the Schedules hereto. To the knowledge of the Sellers and Owners, except as set forth on
Schedule 2.18.3, there are no pending appeals, adjustments, challenges, audits, litigation, or notices of intent to reopen any closed cost reports. There are no other reports required to be filed by any Seller in order to be paid under any Government or Private Program for services rendered, except for cost reports not yet due.

     2.19 Inspections and Investigations.  Except as set forth and described in
Schedule 2.19, (i) neither any of the Seller's right nor, to the knowledge of the Sellers and the Owners, the right of any licensed professional or other individual affiliated with any Seller to receive reimbursements pursuant to any Government or Private Program has been terminated or otherwise adversely affected as a result of any investigation or action whether by any federal or state governmental regulatory authority or other third party, (ii) no Seller, or, to the knowledge of the Sellers and the Owners, any licensed professional or other individual affiliated with any Seller has, during the past three (3) years, been the subject of any inspection, investigation, survey, audit, monitoring or other form of review by any governmental regulatory entity, trade association, professional review organization, accrediting organization or certifying agency based upon any alleged improper activity on the part of such individual, nor has any Seller received any notice of deficiency during the past three years in connection with its operations, (iii) there are not presently, and at the Closing Date there will not be, any outstanding deficiencies or work orders of any governmental authority having jurisdiction over any Seller, or other third party, requiring conformity to any applicable agreement, statute, regulation, ordinance or bylaw, including but not limited to, the Government and Private Programs, and (iv) there is not any notice of any claim, requirement or demand of any licensing or certifying agency or other third party supervising or having authority over any Seller or their operations to rework or redesign any part thereof or to provide additional furniture, fixtures, equipment, appliances or inventory so as to conform to or comply with any existing law, code, rule, regulation or standard. Attached as part of
Schedule 2.19 are copies of all reports, correspondence, notices and other documents relating to any matter described or referenced therein.

     2.20 Certain Relationships. (a) Except as set forth on Schedule 2.20(a), no Seller has:

              (i) offered, paid, solicited or received anything of value, paid directly or indirectly, overtly or covertly, in cash or in kind ("Remuneration") to or from any physician, family member of a physician, or an entity in which a physician or physician family member has an ownership or investment interest, including, but not limited to:

                  (A) payments for personal or management services pursuant to a medical director agreement, consulting agreement, management contract, personal services agreement, or otherwise;

                  (B) payments for the use of premises leased to or from a physician, a family member of a physician or an entity in which a physician or family member has an ownership or investment interest;

                  (C) payments for the acquisition or lease of equipment, goods or supplies from a physician, a family member of a physician or an entity in which a physician or family member has an ownership or investment interest; or

                   (ii) offered, paid, solicited or received any Remuneration (excluding fair market value payments for equipment or supplies) to or from any healthcare provider, pharmacy, drug or equipment supplier, distributor or manufacturer, including, but not limited to:

                         (A) payments or exchanges of anything of value under a warranty provided by a manufacturer or supplier of an item to the Seller; or

                         (B) discounts, rebates, or other reductions in price on a good or service received by the Seller;

                   (iii) offered, paid, solicited or received any Remuneration to or from any person or entity in order to induce business, including, but not limited to, payments intended not only to induce referrals of patients, but also to induce the purchasing, leasing, ordering or arrangement for any good, facility, service or item;

                   (iv) entered into any joint venture, partnership, co-ownership or other arrangement involving any ownership or investment interest by any physician, or family member of a physician, or an entity in which physician or physician family member has an ownership or investment interest, directly or indirectly, through equity, debt, or other means, including, but not limited to, an interest in an entity providing goods or services to such Seller;

                   (v) entered into any joint venture, partnership, co-ownership or other arrangement involving any ownership or investment interest by any person or entity including, but not limited to, a hospital, pharmacy, drug or equipment supplier, distributor or manufacturer, that is or was in a position to make or influence referrals, furnish items or services to, or otherwise generate business for the Seller; or

                   (vi) entered into any agreement providing for the referral of any patient for the provision of goods or services by such Seller, or payments by such Seller as a result of any referrals of patients to the Seller.

            (b) Set forth on Schedule 2.20(b) is a list of all affiliated practices or physicians who have privileges to use any Seller's dialysis facilities or who are otherwise involved with the use or operation of or referral of patients to any Seller's dialysis facilities.

     2.21 Fraud and Abuse. Sellers, Owners and persons and entities providing professional services for Sellers have not engaged in any activities which are prohibited under 42 U.S.C. Section 1320a-7b, or the regulations promulgated thereunder pursuant to such statutes, or related state or local statutes or regulations, or which are prohibited by rules of professional conduct, including but not limited to the following: (a) knowingly and willfully making or causing to be made a false statement or representation of a fact in any application for any benefit or payment; (b) knowingly and willfully making or causing to be made any false statement or representation of a fact for use in determining rights to any benefit or payment; (c) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment; and (d) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay or receive such remuneration (i) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (ii) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service or item for which payment may be made in whole or in part by Medicare or Medicaid.

     2.22 Rates and Reimbursement Policies. Except for ethical limitations, the jurisdictions in which Sellers are located or conduct business do not currently impose any restrictions or limitations on rates which may be charged to private pay patients receiving services provided by Sellers. Sellers do not have any rate appeal currently pending before any governmental authority or any administrator of any Private Programs. None of Sellers or Owners have knowledge of any applicable law, which has been enacted, promulgated or issued within the eighteen (18) months preceding the date of this Agreement or any such legal requirement proposed or currently pending in the jurisdictions in which Sellers are located or does business, which could have an adverse effect on Sellers or may result in the imposition of additional Medicaid, Medicare, charity, free care, welfare, or other discounted or government assisted patients at Sellers or require Sellers to obtain any necessary authorization which Sellers do not currently possess.

     2.23 Interested Transactions. Except as set forth on Schedule 2.23, no Seller is a party to any contract, loan or other transaction with any Owner nor does any Seller have any direct or indirect interest in or affiliation with any Owner to any such a contract, loan or other transaction. Except as set forth on Schedule 2.23, no Owner is an employee, consultant, partner, principal, director or owner of, or has any other direct or indirect interest in or affiliation with, any person or business entity that is engaged in a business that competes with or is similar to the business of any Seller. No Seller has made any cash or in-kind distribution to its Owners at any time on or after the Effective Date.

     2.24 Accounts Receivable and Payable. To the knowledge of the Sellers and the Owners, the accounts receivable of the Centers outstanding as of the Effective Date represent, and the accounts receivable outstanding as of the Closing Date will represent, bona fide claims for services actually rendered and goods actually provided, subject to no defenses, counterclaims, or rights of setoff other than those arising in the ordinary course of business and for which adequate reserves have been or will be established, as applicable. No accounts payable of the Centers are, at this date, over 30 days old and no accounts payable of the Company will be over 30 days old at the Closing Date.

     2.25 Purchase for Investment, Etc. (a) Such Seller is acquiring the RCG Common Stock for such Seller's own account and not with a view to or for sale in connection with any public distribution thereof within the meaning of the 1933 Act;

            (b) such Seller (i) has sufficient knowledge and experience in financial and business matters to enable him, her or it to evaluate the merits and risks of an investment in the RCG Common Stock, (ii) has the ability to bear the economic risk of acquiring the RCG Common Stock, (iii) has received and reviewed the RCG Documents identified in Section 4.8 below, and (iv) has had an opportunity to ask questions of and to receive answers from the officers of RCG and to obtain additional information in writing as requested, which has been made available to and examined by such Seller or such Seller's advisors;

            (c) such Seller (i) acknowledges that the RCG Common Stock has not been registered under any securities laws and cannot be resold without registration thereunder or exemption therefrom, (ii) agrees not to transfer all or any of the RCG Common Stock received by such Seller unless such transfer has been registered or is exempt from registration under applicable securities laws and (iii) acknowledges that the certificate(s) representing the RCG Common Stock shall bear a prominent legend with respect to the restrictions on transfer under applicable securities laws; and

            (d) such Seller has accurately completed the Investor Questionnaire required by RCG contemporaneous with the execution of this Agreement and the statements therein are true and correct.

     2.26 Statements True and Correct. No representation or warranty made herein by the Sellers or any of the Owners, nor in any statement, certificate or instrument to be furnished to Buyer or RCG by the Sellers or any of the Owners pursuant to any Acquisition Document, contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make these statements contained herein and therein not misleading.

                                   ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE OWNERS

     Each Owner, severally and not jointly, represents and warrants the following to Buyer and RCG:

     3.1 Organization, Authority and Capacity. Owner has the full authority and capacity necessary to execute, deliver and perform his or her obligations under the Acquisition Documents to be executed and delivered by Owner. Owner has the legal capacity required for executing, delivering and performing the Acquisition Documents to be executed and delivered by Owner.

     3.2 Authorization and Validity. The execution, delivery and performance of the Acquisition Documents to be executed and delivered by Owner have been duly authorized by all necessary action by Owner. If Owner is married and his or her ownership interest constitutes community property, appropriate documentation for consent has been or will be, as the case may be, duly executed and delivered by Owner's spouse. The Acquisition Documents to be executed and delivered by Owner have been or will be, as the case may be, duly executed and delivered by Owner and constitute or will constitute the legal, valid and binding obligations of Owner, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, or other laws affecting creditors' rights generally, or as may be modified by a court of equity.

     3.3 Absence of Conflicting Agreements or Required Consents. Except as set forth on Schedule 3.3, the execution, delivery and performance by Owner of the Acquisition Documents to be executed and delivered by Owner (i) do not require the consent of or notice to any governmental or regulatory authority or any other third party; (ii) will not conflict with or result in a violation of any law, ordinance, regulation, ruling, judgment, order or injunction of any court or governmental instrumentality to which Owner is subject or by which Owner is bound; and (iii) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, require any notice under, or accelerate or permit the acceleration of any performance required by the terms of any agreement, instrument, license or permit material to the Acquisition.

     3.4 Purchase for Investment, Etc. To the extent the shares of RCG Common Stock are distributed by Sellers to Owners in accordance with a plan of distribution or liquidation, the Owners represent that

            (a) Such Owner is acquiring the RCG Common Stock for such Owner's own account and not with a view to or for sale in connection with any public distribution thereof within the meaning of the 1933 Act;

            (b) such Owner (i) has sufficient knowledge and experience in financial and business matters to enable him, her or it to evaluate the merits and risks of an investment in the RCG Common Stock, (ii) has the ability to bear the economic risk of acquiring the RCG Common Stock, (iii) has received and reviewed the RCG Documents identified in Section 4.8 below, and (iv) has had an opportunity to ask questions of and to receive answers from the officers of RCG and to obtain additional information in writing as requested, which has been made available to and examined by such Owner or such Owner's advisors;

            (c) such Owner (i) acknowledges that the RCG Common Stock has not been registered under any securities laws and cannot be resold without registration thereunder or exemption therefrom, (ii) agrees not to transfer all or any of the RCG Common Stock received by such Owner unless such transfer has been registered or is exempt from registration under applicable securities laws and (iii) acknowledges that the certificate(s) representing the RCG Common Stock shall bear a prominent legend with respect to the restrictions on transfer under applicable securities laws; and

            (d) such Owner has accurately completed the Investor Questionnaire required by RCG contemporaneous with the execution of this Agreement and the statements therein are true and correct.

     3.5 Statements True and Correct. No representation or warranty made herein by Owner, nor in any statement, certificate or instrument furnished or to be furnished to Buyer or RCG by Owner pursuant to any Acquisition Document, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein and therein not misleading.


                                   ARTICLE 4
                REPRESENTATIONS AND WARRANTIES OF BUYER AND RCG

     Buyer and RCG hereby represent and warrant to the Sellers and the Owners as follows:

     4.1 Organization, Authority and Capacity. Buyer is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware. RCG is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Buyer and RCG has the full power and authority necessary to (i) execute, deliver and perform its obligations under the Acquisition Documents to be executed and delivered by them, and (ii) carry on its business as it has been and is now being conducted and to own and lease the properties and assets which it now owns or leases. Each of Buyer and RCG is duly qualified to do business and is in good standing in each jurisdiction in which a failure to be so qualified or in good standing would have a material adverse effect on (i) its ability to perform its obligations under the Acquisition Documents to be executed and delivered by it or, (ii) the assets, results of operations or prospects of Buyer or RCG.

     4.2 Authorization and Validity. The execution, delivery and performance of the Acquisition Documents to be executed and delivered by Buyer and RCG have been duly authorized by all necessary action by Buyer and RCG. The Acquisition Documents to be executed and delivered by Buyer and RCG have been or will be, as the case may be, duly executed and delivered by Buyer and RCG and constitute or will constitute the legal, valid and binding obligations of Buyer and RCG, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, or other laws affecting creditors' rights generally, or as may be modified by a court of equity.

     4.3 Absence of Conflicting Agreements or Required Consents. The execution, delivery and performance by Buyer and RCG of the Acquisition Documents to be executed and delivered by it: (i) do not require the consent of or notice to any governmental or regulatory authority or any other third party;
(ii) will not conflict with any provision of Buyer's certificate or articles of organization or operating agreement or RCG's certificate of incorporation or bylaws, respectively; (iii) will not conflict with or result in a violation of any law, ordinance, regulation, ruling, judgment, order or injunction of any court or governmental instrumentality to which Buyer or RCG is a party or by which Buyer or RCG or any of their respective properties is bound; (iv) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, require any notice under, or accelerate or permit the acceleration of any performance required by the terms of any agreement, instrument, license or permit to which Buyer or RCG is a party or by which any of their respective properties is bound; and (v) will not create any lien, encumbrance or restriction upon any of the assets or properties of Buyer or RCG, respectively.

     4.4 Governing Documents. True and correct copies of the organizational documents and all amendments thereto of Buyer and RCG (certified by the Secretary of State of the State of Delaware) and copies of the operating agreement of Buyer and bylaws of RCG have been provided to the Sellers and the Owners.

     4.5 Outstanding and Authorized Capitalization. The authorized capital stock of RCG consists of 22,000,000 shares of RCG Common Stock and 10,000,000 shares of $.01 par value Preferred Stock. As of December 31, 1996, RCG had approximately 14,200,000 shares of RCG Common Stock and no shares of Preferred Stock issued and outstanding. All issued and outstanding shares of RCG Common Stock have been duly and validly issued, are fully paid and non-assessable. Except for (i) options to purchase 1,912,993 shares of common stock, and (ii) warrants to purchase 220,000 shares of common stock, there are no outstanding warrants, options, rights, calls or other commitments of any nature relating to shares of capital stock of RCG, no outstanding securities convertible into or exchangeable for shares of capital stock of RCG, and, RCG is not obligated to issue or repurchase any of its shares of capital stock for any reason and no person or entity has any right or privilege (whether preemptive or contractual) for the purchase, subscription or issuance of any unissued shares of capital stock of RCG. Except for rights with respect to 6,888,552 shares outstanding and the 220,000 shares under warrants, there are no outstanding rights to demand registration of any shares of capital stock of RCG or to sell any securities in connection with a registration by RCG under the 1933 Act. No shares of Common Stock are held in RCG's treasury. All RCG Common Stock to be issued in connection with the Acquisition will be duly and validly issued, fully paid and nonassessable, and, based on the representations of the Sellers and the Owners herein and in documents delivered pursuant hereto, will be issued pursuant to a valid exemption from registration under the 1933 Act and all applicable state securities laws.

     4.6 Litigation and Claims. There are no claims, lawsuits, actions, arbitrations, administrative or other proceedings, governmental investigations or inquiries pending or threatened against Buyer or RCG which could (i) affect the performance by Buyer or RCG of their respective obligations under the Acquisition Documents, or (ii) materially and adversely affect the condition of Buyer or RCG (financially or otherwise), and, to the knowledge of Buyer and RCG, there is no basis for any such action or any state of facts or occurrence of any event which might give rise to the foregoing.

     4.7 Statements True and Correct. No representation or warranty made herein by Buyer or RCG, nor in any statement, certificate or instrument to be furnished to the Sellers or any of the Owners by Buyer or RCG pursuant to any Acquisition Document contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make these statements contained therein not misleading.

     4.8 RCG Documents. RCG has heretofore furnished the following documents to the Sellers:

     (a) Final Prospectus, dated February 6, 1996, contained in its Registration Statement on Form S-1 (Registration No. 33-80221);

     (b) Current Report on Form 8-K, dated March 22, 1996 (Commission File No. 0-2764);

     (c) Press release, dated April 1, 1996;

     (d) Registration Statement on Form S-8, dated April 22, 1996;

     (e) Press release, dated April 29, 1996;

     (f) Current report on Form 8-K/A, dated May 3, 1996;

     (g) Form 12b-25, dated May 3, 1996;

     (h) Press release, dated May 6, 1996;

     (i) Form 12b-25, dated May 13, 1996;

     (j) Form SR, dated May 17, 1996;

     (k) Form 10-Q, for the quarter ended March 31, 1996, dated May 20, 1996;

     (l) Form 10-K, dated May 21, 1996;

     (m) Form 10-K/A, dated June 7, 1996;

     (n) Press Release, dated July 1, 1996;

     (o) Press Release, dated July 18, 1996;

     (p) Press Release, dated August 6, 1996;

     (q) Press Release dated August 7, 1996;

     (r) Form 10-Q, for the quarter ended June 30, 1996, dated August 14, 1996;

     (s) Form 10-K/A dated August 9, 1996;

     (t) Proxy Statement, dated September 9, 1996;

     (u) Press Release, dated October 1, 1996;

     (v) Press Release, dated October 10, 1996;

     (w) Press Release, dated October 30, 1996;

     (x) Press Release, dated October 31, 1996;

     (y) Form 10-Q, for the quarter ended September 30, 1996, dated November 14, 1996;

     (z) Press Release, dated November 15, 1996

     (aa) Current Report on Form 8-K, dated November 15, 1996 (Commission File No. 0-2764);

     (bb) Final Prospectus, dated November 19, 1996, contained in its Registration Statement on Form S-1 (Registration No. 333-13813);

     (cc)  Press Release, dated November 19, 1996;

     (dd)  Press Release, dated December 2, 1996; and

     (ee)  Press Release, dated December 16, 1996.

     The foregoing documents together with the exhibits thereto (which will be made available upon written request), are collectively referred to herein as the "RCG Documents." The RCG Documents include accurate and complete copies of each (i) report and registration statement filed with the SEC ("SEC Documents") and (ii) publicly disseminated press release of RCG during the past twelve months ("Press Releases"). As of the time each SEC Document was filed with the SEC, such SEC Document did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.9 Absence of Changes. Except as set forth on Schedule 4.9, since September 30, 1996 (the date of last financial statements), neither Buyer nor RCG has suffered any material adverse change in its working capital, condition (financial or otherwise), assets, liabilities, reserves, business or operations.

     4.10 No Undisclosed Liabilities. Except as listed on Schedule 4.10, and except for liabilities and obligations reflected in the most recent financial statements of RCG contained in the RCG Documents or incurred in the ordinary course of its business since the date of RCG's most recent balance sheet included in the RCG Documents, neither Buyer nor RCG has any material liabilities or obligations, whether accrued, absolute, contingent or otherwise.

     4.11 Compliance with Legal Requirements. To the knowledge of Buyer and RCG, Buyer and RCG are in compliance with all applicable legal requirements, except where the failure to comply with such legal requirements has not had and could not reasonably be expected to have a material adverse effect on Buyer and RCG. Neither Buyer nor RCG has received any notice or any communication from any governmental authority regarding any actual or possible violation of, or failure to comply with, any legal requirement, except where failure to comply with such legal requirement has not had and could not reasonably be expected to have a material adverse effect on Buyer and RCG.


                                   ARTICLE 5
                             ADDITIONAL AGREEMENTS

     5.1 Access to Seller Information. At all times prior to the Closing, the Sellers and the Owners will afford the officers and authorized representatives of Buyer and RCG access upon reasonable notice to all of the Sellers' properties, books and records that may relate to or concern the Business and will furnish such parties with such additional financial, operating and other information as to the business and properties of the Sellers as such parties may from time to time reasonably request. Such parties shall also be allowed access, upon reasonable notice, to consult with the officers, employees, accountants, counsel and agents of the Sellers in connection with such investigation of the properties and business of the Sellers. In addition, at all times prior to the Closing, Buyer and RCG will afford to the Sellers and the Owners, and their representatives, access, upon reasonable notice, to all of Buyer's and RCG's and its affiliate's properties, books and records as the Sellers and the Owners may reasonably request. No such investigation shall diminish or otherwise affect any of the representations, warranties, covenants or agreements of any party under this Agreement. At all times following the Closing, the Sellers and the Owners will afford the officers and authorized representatives of Buyer and RCG access upon reasonable notice to all of the Sellers' books and records that are retained by Sellers as part of the Retained Assets as such parties may from time to time reasonably request.

     5.2 No-Shop.  Unless and until this Agreement is terminated pursuant to
Article 8.1 hereof, neither any of the Sellers nor any Owner shall directly or indirectly, through any officer, director, employee, agent, intermediary or otherwise: (i) solicit, initiate or encourage submission of proposals or offers from any person or other entity relating to any purchase of an interest, direct or indirect, in any of the Sellers or the Business; (ii) participate in any discussions or negotiations regarding, or furnish to any other person or other entity, any information with respect to, or otherwise respond to, cooperate or encourage, any effort or attempt by any other person or other entity to purchase any interest in any of the Sellers or the Business (provided that Sellers and Owners may provide information to other parties in the ordinary course of business consistent with past custom and practice, so long as no Seller or Owner has reason to believe that the information may be utilized to evaluate a possible acquisition); (iii) without the prior written consent of RCG, participate in any discussions or negotiations regarding the establishment of any management, medical director or similar agreement, or (iv) approve or undertake any such transaction. The Sellers and the Owners shall promptly communicate to RCG the terms of any such oral or written proposal or offer upon knowledge or receipt of such proposal or offer.

     5.3 Affirmative Covenants of the Sellers and the Owners. From the date hereof until the earlier of the Closing Date or the termination of this Agreement, unless the prior written consent of RCG shall have been obtained, and except as otherwise expressly contemplated herein, each Seller shall, and the Owners shall cause each Seller to:

                   (i) operate the Business only in the usual, regular, and ordinary course of business, consistent with past practices;

                   (ii) use reasonable commercial efforts to preserve intact its business organization, licenses, permits, government programs, private programs and customers;

                   (iii) use reasonable commercial efforts to retain the services of its employees, agents and consultants on terms and conditions not less favorable than those existing prior to the date hereof and to ensure that there are no material or adverse changes to employee relations;

                   (iv) keep and maintain its assets in their present condition, repair and working order, except for normal depreciation and wear and tear, and maintain its insurance, rights and licenses;

                   (v) pay all accounts payable of the Seller in accordance with past practice and collect all accounts receivable in accordance with past practice, but not less than in accordance with prudent business practices;

                   (vi) confer on a regular and frequent basis with one or more designated representatives of RCG to report material operational matters and to report the general status of ongoing Business operations;

                   (vii) make available to RCG true and correct copies of all internal management and control reports (including aging of accounts receivable, listings of accounts payable, and inventory control reports) and financial statements related to the Business and furnished to management of the Seller;

                   (viii) cause all tax returns that are due and have not been filed prior to the date hereof or which become due prior to the Closing Date, to be prepared and filed on or before the date such tax return is required to be filed (taking into account any extensions of the filing deadlines granted); provided, however, that any such tax return shall not be filed without a reasonable opportunity for prior review and comment by RCG;

                   (ix) as soon as reasonably practicable after they become available, but in no event more than thirty (30) days following the end of each calendar month, deliver to RCG true and complete copies of its monthly financial statements for each calendar month ending subsequent to the date hereof in the format historically utilized by the Seller;

                   (x) perform in all material respects all obligations under agreements relating to or affecting its assets, properties or rights, except for the failure of which performance would not have a material adverse effect on the business of the Sellers taken as a whole, financial or otherwise;

                   (xi) keep in full force and effect present insurance policies or other comparable insurance coverage; and

                   (xiii) notify RCG of (i) any event or circumstance which is reasonably likely to have a material adverse effect on the Business or would cause or constitute a breach of any of the Seller's representations, warranties or covenants contained herein; or (ii) any unexpected change in the normal course of business or in the operation of the assets of the Business, and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), adjudicatory proceedings, budget meetings or submissions involving any material property. Each Seller shall keep RCG fully informed of such events and to permit RCG's representatives prompt access to all materials prepared in connection therewith.

     5.4 Negative Covenants of the Seller and the Owners. From the date hereof until the earlier of the Closing Date or the termination of this Agreement, no Seller will, and no Owner will cause a Seller to, do any of the following without the prior written consent of RCG:

                          (i)      take any action which would (a) adversely
affect the ability of any party to the Acquisition Documents to obtain any consents required for the transactions contemplated thereby, or (b) adversely affect the ability of any party hereto to perform its covenants and agreements under the Acquisition Documents;

                          (ii)     amend any of its organizational or governing
documents, except as provided herein or for the purpose of accomplishing the transactions contemplated by this Agreement;

                          (iii)    impose, or suffer the imposition, on any
material asset of the Business of any lien or permit any such lien to exist;

                          (iv)     other than pursuant to the Acquisition
Documents, sell, pledge or encumber, or enter into any contract to sell, pledge or encumber, any interest in the assets of the Business;

                          (vi)     purchase or acquire any assets or properties
related to the Business, whether real or personal, tangible or intangible, or sell or dispose of any assets or properties, whether real or personal, tangible or intangible, except in the ordinary course of business and consistent with past practices;

                          (vii)    grant any increase in compensation or
benefits to the employees or officers of the Seller, except in accordance with past practice; pay any severance or termination pay or any bonus other than pursuant to written policies or written contracts in effect as of the date hereof and disclosed on the Schedules hereto; enter into or amend any severance agreements with officers of the Seller; or grant any material increase in fees or other increases in compensation or other benefits to directors of the Seller except in accordance with past practice;

                          (viii)   enter into or amend any employment contract
between the Seller and any person or entity (unless such amendment is required by law) that the Seller does not have the unconditional right to terminate without liability (other than liability for services already rendered), at any time on or after the Closing Date;

                          (ix)     adopt any new employee benefit plan or make
any material change in or to any existing employee benefit plans other than any such change that is required by law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan;

                          (x)      make any significant change in any tax or
accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in tax laws or regulatory accounting requirements or GAAP;

                          (xi)     commence any litigation other than in
accordance with past practice, settle any litigation involving any liability of the Business for material money damages or restrictions upon the operations of the Business;

                          (xii)    except in the ordinary course of business and
which is not material, modify, amend or terminate any material contract or waive, release, compromise or assign any material rights or claims;

                          (xiii)   except in the ordinary course of business
and, even if in the ordinary course of business, then not in an amount to exceed $50,000 in the aggregate, make or commit to make any capital expenditure, or enter into any lease of capital equipment as lessee or lessor, related to the Business;

                          (xiv)    take any action, or omit to take any action,
which would cause any of the representations and warranties contained in Article 2 to be untrue or incorrect; or

                          (xv)     make any loan to any person or increase the
aggregate amount of any loan currently outstanding to any person.

     5.5 Affirmative Covenants of Buyer and RCG. From the date hereof until the earlier of the Closing Date or the termination of this Agreement, Buyer and RCG covenant and agree that, unless the prior written consent of Sellers shall have been obtained, and except as expressly contemplated herein, Buyer and RCG shall

                          (i)      as soon as reasonably practicable after they
become available, deliver to Sellers true and complete copies of its monthly financial statements for each calendar month ending subsequent to the date hereof, in the format historically utilized by RCG;

                          (ii)     perform in all material respects all
obligations under agreements relating to or affecting its assets, property or rights, except for the failure of which performance would not have a material adverse effect on the business of Buyer and RCG, financial or otherwise; and

                          (iii)    notify Sellers of (i) any event or
circumstance which is reasonably likely to have a material adverse effect on Buyer and RCG or would cause or constitute a breach of any of Buyer's or RCG's representations, warranties or covenants contained herein; or (ii) any unexpected change in the normal course of business or in the operation of Buyer's or RCG's assets, and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), adjudicatory proceedings, budget meetings or submissions involving any material property. Buyer and RCG agree to keep Sellers fully informed of such events and to permit Sellers' representatives prompt access to all materials prepared in connection therewith.

     5.6 Negative Covenants of Buyer and RCG. From the date hereof until the earlier of the Closing Date or the termination of this Agreement, each of Buyer and RCG covenants and agrees that it will not take any action that would (a) adversely affect the ability of any party to the Acquisition Documents to obtain any consents required for the transactions contemplated thereby, or (b) adversely affect the ability of any party hereto to perform its covenants and agreements under the Acquisition Documents.

     5.7 Confidentiality, Public Announcements. Each party hereto agrees (i) not to disclose any aspect of the discussions, negotiations, terms, status or conditions relating to the transactions contemplated herein to any third party other than their respective officers, directors, authorized employees and authorized representatives and then only on a need to know basis and shall cause and require all such persons to who such information is disclosed to abide by the provisions of this Section 5.7, and (ii) not to issue any press release or other general public announcement (including in any trade journal or other publication) of the transactions, in either case, without the prior written consent of each of the parties hereto, except to the extent that disclosure may be required by law, in which case the party required to made such disclosure will give the other party prior written notice, and except that Sellers and Owners acknowledge that RCG shall issue a press release promptly upon the execution of this Agreement.

     5.8 Confidentiality, Noncompetition and Nonsolicitation. (a) Each Seller and Physician Owner agrees that, for a period of ten (10) years after the Closing Date, such party will not in any manner, directly or indirectly, by itself, himself or herself or in conjunction with any other person, conduct activities that are competitive with the business of RCG or acquire, establish or own any financial, beneficial or other interest in (other than an interest consisting of less than one percent (1%) of a class of publicly traded security), make any loan to or for the benefit of, or render any managerial, marketing or other business advice, to any entity that is then conducting activities that are competitive with the business of RCG, in either case within a geographic territory defined as the counties listed on Exhibit 5.8 hereto and the territory within a fifty (50) mile radius around any of the Centers (the "Territory"). For purposes of this Section 5.8, the "business of RCG" shall mean owning or operating a renal dialysis center, unit or facility or providing renal dialysis supplies or services to any other center, unit or facility or any acute care facility or any home renal dialysis patient, including the provision of pharmaceuticals or laboratory services related to renal dialysis.

            (b) Each Hospital Owner agrees that, for a period of ten (10) years after the Closing Date, neither it nor any of its affiliates will in any manner, directly or indirectly, by itself, or in conjunction with any other person, conduct activities that are competitive with the business of RCG or acquire, establish or own any financial, beneficial or other interest in (other than an interest consisting of less than one percent (1%) of a class of publicly traded security), make any loan to or for the benefit of, or render any managerial, marketing or other business advice, to any entity that is then conducting activities that are competitive with the business of RCG, in either case within the Territory, provided, however, that each Hospital Owner may (i) subject to
Section 5.24 hereof, provide acute care dialysis services to inpatients of its hospital, and (ii) any Hospital Owner may acquire (by merger or otherwise) another hospital that may be engaged in the business of RCG within the Territory, provided that (A) a primary purpose of such acquisition is not to reenter such business within the Territory, (B) for so long as such business is owned by such Hospital Owner or any of its affiliates, the resources (financial or otherwise) dedicated to the conduct of such business shall not be substantially increased and (C) the Hospital Owner shall notify RCG of any such acquisition and shall, if it determines to sell such business substantially as a discreet operation to any unaffiliated party, give RCG at least sixty (60) days notice thereof prior to accepting any offer for such business, during which time it will provide RCG a first right of refusal to purchase said business on the same or substantially similar terms and conditions as contained in the offer from the unaffiliated party.

            (c) Each Seller and Owner further agrees that, for a period of ten
(10) years after the Closing Date, such Seller and Owner will keep confidential and not directly or indirectly divulge to anyone or use or otherwise appropriate for his or its own benefit or for the benefit of others, any knowledge or information of a confidential nature with respect to the business of the Sellers, RCG, or any of their affiliates, including all trade secrets, pricing information, marketing information or technical information (hereinafter referred to as the "Confidential Data"), except for (i) a disclosure that is required by law; or (ii) information that has been made generally available to the public by the act of one who has the right to disclose such information. Each Seller and Owner hereby acknowledges and agrees that the prohibitions against disclosure of Confidential Data recited herein are in addition to, and not in lieu of, any rights or remedies which RCG may have available pursuant to the laws of any jurisdiction or at common law to prevent the disclosure of confidential information, and the enforcement by RCG of its rights and remedies pursuant hereto shall not be construed as a waiver of any other rights or available remedies which RCG may possess in law or equity. Each Seller and Owner acknowledges that RCG has taken reasonable and appropriate steps to ensure the confidentiality and non-disclosure of all such Confidential Data.

            (d) Each Seller and Owner also agrees that, for a period of ten (10) years after the Closing Date, such Seller or Owner will not, for his or her own benefit or the benefit of others, solicit any person or entity that has had, or disrupt or attempt to disrupt, any relationship, contractual or otherwise (including with any patient, payor, physician, provider, managed care organization or supplier), with RCG or any of its affiliates (including the Sellers, prior to the closing), for the purpose of assisting, or creating such a relationship for, any business entity that is conducting activities competitive with the business of the Sellers within the Territory.

            (e) Each Seller and Owner further agrees that, for a period of ten
(10) years after the Closing Date, such Seller or Owner shall not induce, nor attempt to induce, any employee of RCG, or any of its affiliates, to terminate his or her association with any such party.

            (f) The covenants contained in this Section 5.8 are considered by the parties hereto to be fair, reasonable and necessary for the protection of RCG and the Business. The parties mutually agree that if a violation of any covenant contained in this Section 5.8 occurs, such violation or threatened violation will cause irreparable injury to RCG and the remedy at law for any such violation or threatened violation will be inadequate. Each Seller and Owner therefore agrees that RCG shall be entitled to appropriate equitable relief, including but not limited to a temporary restraining order or a preliminary injunction, in addition to any other remedy that might be available at law or in equity.

            (g) Nothing in this Section 5.8 shall be deemed to prohibit any Owner who is a physician from exercising his or her medical judgment concerning the treatment of his or her patient in any manner whatsoever in any location whatsoever, and shall not be deemed to require the referral of any such patient to any facility of RCG or any of its affiliates.

            (h) The covenants contained in paragraphs (a) and (b) of this
Section 5.8 shall terminate in the event that none of the Centers or any other dialysis unit, facility or center shall continue to be operated within the Territory by RCG or any of its affiliates or any of its or their successors or permitted assigns.

     5.9 Medical Director Agreement. The parties hereto agree that the Practice, its physician shareholders and employees who are nephrologists, and any other nephrologists having an equity or other ownership interest in the Centers, shall enter into a Medical Director Agreement at Closing under which they shall provide medical director services to the Centers. Such Medical Director Agreement shall be substantially in the form of Exhibit 5.9 and shall have an initial term of ten (10) years with two renewal terms for additional five year periods and shall provide for (i) an aggregate annual fee to be paid by Buyer to the Practice of $550,000 (subject to agreed upon modifications) to be divided among the Practice at the Practice's discretion, (ii) certain restrictive covenants, including but not limited to a covenant not to compete with a duration of the term of the Medical Director Agreement and three (3) years after termination of the Medical Director Agreement, and (iii) other customary terms and conditions.

     5.10 Right of First Refusal; Management of Practice.

            (a) The Physician Owners recognize the opportunities to provide care for End Stage Renal Disease in an integrated manner and agree to work in good faith with RCG to pursue opportunities for RCG and its affiliates to offer the full range of dialysis services, including physician and transplant services, to payors, health maintenance and other managed care organizations. Furthermore, the Physician Owners agree to work in good faith with RCG or any of its affiliates for the provision of medical director services for dialysis treatment and for the provision of nephrology physician services at the Centers after the Closing. The Owners and the Practice hereby agree that for a period of five years from the Closing Date, the Practice will allow RCG to have a right of first refusal with respect to any proposed contract or other arrangement with a third party for the sale or management of the Practice on the same terms and conditions as proposed by such third party, provided that any shareholders of Practice that are not nephrologists may opt out of such sale or management by separating their practice from the Practice. RCG or any of its affiliates may accept the offer by giving written notice of such acceptance at any time within 20 days following receipt of written notice of the offer. No activities of any Physician Owner under this Section 5.10 shall be deemed a violation of Section
5.8 hereof.

            (b) The Practice, Buyer and RCG acknowledge and agree that certain personnel of the Practice may become employed by Buyer or RCG (the "Practice Personnel"). Buyer and RCG agree to work in good faith with the Practice to make available the services of the Practice Personnel to perform substantially the same functions for the Practice as have been performed by such persons for the Practice prior to the Closing Date and the Practice agrees to reimburse Buyer or RCG its for their reasonable direct and indirect costs and expenses associated therewith. The Practice, Buyer and RCG acknowledge and agree that certain equipment used by the Centers is owned by the Practice as listed on Schedule 5.10 hereto (the "Leased Equipment"). For so long as requested by Buyer, the Practice agrees to continue to make available to Buyer the use of such equipment on the same terms and conditions that such Leased Equipment has been made available by the Practice to the Centers prior to the date hereof. In addition, the Practice leases certain administrative office space located at 10585 North Meridian Street that, for so long as requested by Buyer, it agrees to sublease to Buyer on the same terms and conditions that such property has been leased by the Practice prior to the date hereof. The Practice, Buyer and RCG agree to negotiate in good faith to formalize and enter into an agreement under which Buyer or RCG will provide traditional physician practice management services and Practice will lease to Buyer or RCG the Leased Equipment and the office space, for a term and for a fee as may be negotiated between the parties in good faith prior to Closing.

     5.11 Delivery of Schedules. As soon as reasonably practical following the execution hereof but not later than five days following the execution hereof, the Sellers and the Owners shall deliver all Schedules to be delivered by them to RCG and its counsel that have not previously been delivered, if any, accompanied by a certificate, executed by the Sellers and the Owners stating that all Schedules required to be delivered by them hereunder have been delivered. The Sellers and the Owners understand and acknowledge that RCG's obligation to consummate the Closing is subject to its satisfactory review of said Schedules as contemplated by Section 6.6 hereof.

     5.12 Availability of Rule 144 Information. For so long as RCG is subject to the 1934 Act, RCG shall take all actions necessary to enable the Sellers and Owners to sell any shares of RCG Stock received by them without registration under the 1933 Act within the limitations of the exemption provided by Rule 144 under the 1933 Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission, including filing on a timely basis all reports required to be filed by the 1934 Act.

     5.13 Approval of Transactions. Subject to Article 8 hereof, each Owner that constitutes an "accredited investor" under the Securities Act of 1933, as amended, through the execution and delivery of this Agreement, irrevocably votes for and approves the Acquisition in its capacity as partner or member of each Seller and each such Owner does hereby waive any required notice for any meeting concerning such matters. Subject to Article 8 hereof, at any further meeting of the Sellers of the Owners called to vote on the Acquisition or in any other circumstances upon which a vote, consent or other approval with respect to the Acquisition is sought, such Owner shall vote (or cause to be voted) in favor of the Acquisition and the execution, delivery and performance by the Sellers of the Acquisition Documents. Each Owner acknowledges and agrees that he, she or it has had adequate opportunity to review the terms and conditions of the Acquisition and to seek independent legal, tax and financial advice.

     5.14 Grant of Options. Subject to Section 6.12, RCG shall grant options to purchase an aggregate of 90,000 shares of RCG Common Stock to certain employees and management of Sellers at the Closing as set forth on Schedule
5.14 attached hereto and physicians who later join the Practice. Such options shall (i) to the extent possible be granted under RCG's 1996 Stock Option Plan,
(ii) be non-qualified stock options for tax purposes, (iii) be allocated among the employees or consultants of the Sellers in a manner mutually agreed by RCG and the Board of Directors of the Practice prior to the Closing, (iv) vest over a five-year period, and (v) have exercise prices equal to the closing price of the RCG Common Stock on the Nasdaq National Market on the date of grant. The additional terms of said options shall be commensurate with similar stock options granted generally by RCG to similarly situated employees and affiliates of RCG.

     5.15 Bulk Sales Act. The parties hereby waive compliance with the Indiana Bulk Sales Act, to the extent that it may be applicable to the transactions contemplated hereby. Sellers and the Owners shall indemnify Buyer and RCG with respect to such waiver as a Retained Liability as provided in Section 9.1.

     5.16 Retained Liabilities. Owners covenant and agree to cause Sellers to pay and Sellers agree to pay all Retained Liabilities, as and when due.
Sellers and Owners further covenant and agree that they will not take or fail to take any action which is likely to affect RCG's relationship with any of its suppliers or representatives between the date hereof and the Closing Date, and following the Closing.

     5.17 Use of Names; License Agreement. On the Closing Date, Sellers shall cease to use the names listed on Schedule 1.1(f) or any derivation thereof or other name confusingly similar thereto for any commercial or other public purpose without the prior written consent of Buyer. On the Closing Date, St. Vincent Dialysis Center and Saint Joseph Dialysis Center shall enter into a License Agreement with Buyer in form and substance satisfactory to Buyer providing for the royalty-free licensure of those names of the Centers which include the name of such Hospital Owners.

     5.18 Conditions to Closing. The Owners, the Sellers, Buyer and RCG agree to use their commercially reasonable efforts to satisfy the closing conditions set forth in Articles 6 and 7 of this Agreement by March 15, 1997, and if not by such time, as soon thereafter as possible. Owners and Sellers agree, on or prior to the Closing Date, to execute those documents listed in Article 6 hereof to which they are a party. Buyer and RCG agree, on or prior to the Closing Date, to execute those documents listed in Article 7 hereof to which they are a party.

     5.19 Risk of Loss. Sellers and Owners shall maintain all risk of condemnation, destruction, loss or damage due to fire or other casualty from the date of this Agreement until the Closing. If the condemnation, destruction, loss or damage is such that the operation of the Business is materially interrupted or curtailed or the Rights and Assets of Sellers are materially affected, then Buyer and RCG shall have the right to terminate this Agreement. If Buyer and RCG nonetheless elect to close, Sellers and Owners shall remit all net condemnation proceeds or third party insurance proceeds to Buyer and the purchase price shall be adjusted at Closing to reflect such condemnation, destruction, loss or damage to the extent that insurance or condemnation proceeds are not sufficient to cover such destruction, loss or damage.

     5.20 Certain Tax Matters. (a) Each Seller shall file all Tax Returns required to be filed by it on or before the Closing Date.

     (b) Buyer and RCG, on the one hand, and Sellers and Owners, on the other hand, shall provide the other parties to this Agreement, at the expense of the requesting party, with such assistance as may reasonably be requested by any of them in connection with the preparation of any Tax Return, any audit or other examination by any Regulatory Authority, or any judicial or administrative proceedings relating to Liability for Taxes, and each will retain and provide the requesting party with any records or information that may be relevant to any of the foregoing.

     5.21 Title Search; Discharge of Liens. As soon as practicable after the date hereof, Sellers and Owners shall (i) each use commercially reasonable efforts to ascertain all Liens, if any, to which any of the Rights and Assets is subject, (ii) notify Buyer in writing of the nature and extent thereof, and
(iii) discharge all such Liens. Without limiting the generality of the foregoing, Sellers and Owners shall provide to Buyer Uniform Commercial Code searches (conducted as soon as possible after the date hereof of filings made pursuant to Article 9 thereof in all jurisdictions where Seller has any Rights and Assets.

     5.22 Agreement with Hospital Owners Concerning Certain Managed Care Arrangements.

     (a) Fee for Service Contracts.

             (i) With respect to any contract to which a Hospital Owner or any managed care network entity of which the Hospital Owner is a member, owner, sponsor or with which the Hospital Owner is affiliated (a "Hospital Party") is a party with any payor, health insurance company, health maintenance or managed care organization or employer (a "Managed Care Contract") between the Closing Date and the third anniversary thereof (the "Covered Period") under which the Hospital Party has or will agree to provide outpatient dialysis services to patients suffering from end stage renal disease ("ESRD") on either a fee for service basis or discounted fee for services basis, (A) the Hospital Party shall, during the Covered Period, engage Buyer (subject to Buyer or its applicable facilities meeting applicable credentialing requirements) to provide such services to the patients of such Hospital Party, and (B) if so engaged, Buyer shall provide such services to the patients of such Hospital Party during the Covered Period for a fee for such services equal to 90% of the list charges of the Centers as of January 1, 1997, a schedule of which is attached hereto as Schedule 5.22(a).

            (ii) The foregoing rates shall be increased or decreased at the end of each calendar year during the Covered Period by the same percentage increase or decrease in the consumer price index for all urban consumers, in the Indianapolis metropolitan area (as published by the United States Department of Labor), occurring during the preceding calendar year. Neither the Buyer (or its affiliates) nor any Hospital Party shall have any obligation under the foregoing agreements contained in this Section 5.22(a) after the end of the Covered Period notwithstanding any remaining term under any Managed Care Contract to which a Hospital Party may be a party.

     (b) Risk-Based Contracts.

            (i) With respect to any Managed Care Contract to which a Hospital Party is a party during the Covered Period which includes the Hospital Party's agreement to provide "ESRD Care" (as defined below) to patients of the Hospital Party on a capitated or at-risk basis, (A) the Hospital Party shall, during the Covered Period, engage Buyer (subject to Buyer or its applicable facilities meeting applicable credentialing requirements) to provide such ESRD Care, and
(B) if so engaged, Buyer shall, during the Covered Period, provide such ESRD Care on a case rate basis to those patients covered by any such Managed Care Contract who are actually diagnosed with ESRD, with a case rate for such ESRD Care as may be agreed upon between Buyer and the Hospital Party or, failing such agreement within 30 days after the effective date of any such Managed Care Contract, at a case rate applicable to such services as determined by an independent actuary mutually agreeable to each such party by using such actuary's expected cost of ESRD Care, on a per case basis, for the persons entitled to benefits under the Managed Care Contract.

            (ii) With respect to any ESRD Care actually provided by Buyer under the foregoing provisions, Buyer agrees to engage the Hospital Owner affiliated with the contracting Hospital Party for the provision of hospital in-patient services within the scope of such ESRD Case, provided that the Hospital Party's charges for such services and standard of care are competitive within the market area.

            (iii) "ESRD Care" shall mean all of the typical medical services, including professional services, provided to patients suffering from ESRD and related co-morbid or causatory conditions or complications, but shall not include services as a result of accidents or other diagnoses outside of co-morbid or causatory conditions or complications, such as cancer, and shall not include hospitalization or other costs unrelated to ESRD.

            (iv) Within 30 days after the end of any calendar year during the Covered Period, either the Hospital Party or the Buyer may request that the case rate applicable to the services described above be reset by an independent actuary mutually agreeable to each such party, the determination of which shall result in a new case rate applicable for the duration of the remaining Covered Period, unless either party shall again request a change at the end of any calendar year falling within the Covered Period. Neither the Buyer nor any of its affiliates nor any Hospital Party shall have any obligation under the foregoing agreements contained in this Section 5.22(b) after the end of the Covered Period notwithstanding any remaining term under any Managed Care Contract to which a Hospital Party may be a party. With respect to any Managed Care Contract described in this Section 5.22(b) that is in effect as of the Closing Date, the Hospital Party and Buyer will implement the agreements in this
Section 5.22(b) within 180 days following the Closing Date.

     (c) The Physician Owners recognize the opportunities to provide care under Managed Care Contracts on a collaborative basis with Buyer and agree to work in good faith with Buyer, and to cause the Practice to work in good faith with Buyer, to provide physician services that may be included under the requirement to provide ESRD Care under any of the Managed Care Contracts. This collaboration likely may include the development of a joint venture MSO capable of assuming full risk ESRD services.

     5.23 Development of Certain New Facilities.  In the event that the
Practice notifies RCG in writing of an opportunity to develop a new facility within the State of Indiana and provides therewith a written analysis supporting the profitability of such new center (including an analysis of whether any patients are expected to be drawn from any other center then owned by RCG or one of its affiliates), and RCG or one of its affiliates fails to commit to develop such new facility within 30 days of such written notice, then, if such new facility is outside of a 10-mile radius of, and is projected by such written analysis to draw no more than 10% of the patients from, any then existing facility of RCG or any of its affiliates, then the Practice shall have the right to pursue the development of such facility notwithstanding the covenants contained in Section 5.8(a) hereof or in Article VII of the Medical Director Agreement, provided that the Practice shall offer to RCG or any of its affiliates the right to invest 60% of the development capital for such facility at the time of the opening of such facility for a 60% interest in and the right to control the operations of such facility. Furthermore, whether or not such investment by RCG is exercised, RCG or any of its affiliates shall have the right to manage the operations of such new facility for a fair market value management fee. In addition, for any new facility in which RCG does not invest pursuant to the previous provisions of this Section 5.23, RCG shall have the option, exercisable for a period of two years following the date such facility commences operations, to acquire a 60% interest in and the right to control the operations of such facility for a purchase price equal to (i) 60% of the book value of such facility; plus (ii) if the option is exercised in its first year, 20% of the amount determined in clause (i); plus (iii) if the option is exercised in its second year, an additional 1.67% of the amount in clause (i) for each full month that passes between the date of commencement of the second year of the option and the date such option is exercised.

     5.24 Acute Care Services. Hospital Owners, other than Community Hospital of Indiana, Inc. ("CHI"), agree, effective upon the Closing, to engage Buyer to provide acute care dialysis services to inpatients of such Hospital Owners on a basis consistent with past practices with the Centers, but for a period of no less than three (3) years from the date hereof and with the pricing and other terms contained in the acute care contracts to which such Hospital Parties are a party listed in Schedule 1.1(d). In addition, Hospital Owners, other than CHI, hereby grant RCG a first right of refusal to continue to provide such services to such Hospital Owners after the expiration of the initial 3-year term and CHI hereby grants RCG a first right of refusal to provide such services at such time as it elects to obtain acute care dialysis services for its inpatients from an outside source.

     5.25 Collection of Accounts Receivable. For a period of one (1) year following the Closing Date, Buyer shall use its reasonable best efforts to collect the accounts receivable of the Sellers arising from services rendered prior to the Effective Date. Buyer shall promptly transfer or deliver to the appropriate Seller any cash or other property that Buyer may receive in payment of such accounts receivable, provided that Buyer shall have a right of offset for any amounts due to Buyer from Sellers or the Owners hereunder.


                                   ARTICLE 6
                   CONDITIONS TO OBLIGATIONS OF BUYER AND RCG

     The obligation of Buyer and RCG to consummate the Acquisition is subject to the satisfaction or waiver, at or prior to Closing, of each of the following conditions:

     6.1 Representations and Warranties. The representations and warranties of the Sellers and the Owners set forth in this Agreement, or any document or instrument delivered to Buyer or RCG hereunder, shall be true and correct as of the Closing Date with the same force and effect as if such representations and warranties had been made at and as of the Closing Date, except with respect to any of such representations and warranties referring to a state of facts existing on a specified date prior to the Closing Date, it shall be sufficient if at the Closing Date such representation and warranty continues to describe accurately the state of facts existing on the date so specified.

     6.2 Performance; Covenants. All of the terms, covenants and conditions of the Acquisition Documents to be complied with or performed by the Sellers or the Owners at or prior to Closing shall have been complied with and performed in all material respects including, but not limited to, the delivery of the following documents:

            (a) A certificate of existence regarding the Sellers which are not general partnerships, certified by the Secretary of State of its state of organization dated within ten (10) business days of the Closing;

            (b) An Assignment and Bill of Sale in substantially the form of
Exhibit 6.2(b) hereof;

            (c) An Assumption Agreement in substantially the form of Exhibit 6.2(c) hereof;

            (d) A certificate dated as of the Closing Date signed by the duly authorized officers of the Sellers and by the Owners certifying the satisfaction of the condition in Section 6.1 and that the Sellers and each of the Owners have fulfilled all of the conditions of this Article 6;

            (e) Written consents of all third parties necessary for the consummation of the transactions contemplated by the Acquisition Documents;

            (f) Resolutions of the Sellers (board and shareholder or partner) in form and substance reasonably satisfactory to Buyer and RCG approving the execution, delivery and performance of this Agreement and the consummation of the Acquisition, certified by an appropriate officer of each Seller;

            (g) Incumbency certificates certifying the identity of the officers of the Sellers;

            (h) The Medical Director Agreement entered into by the Practice as described in Section 5.9;

            (i) Employment Agreement with David Holst in form and substance satisfactory to Buyer;

            (j) Estoppel Certificates or status letters from each landlord of leased real property related to the Business dated no more than ten (10) days prior to the Closing Date, which estoppel certificate or status letter certifies
(1) the lease being valid and in full force and effect, (2) there being no other agreements between Seller and such landlord with respect to the leased real property, (3) the rents and charges payable by Seller under such lease and the date to which they have been paid, (4) whether there are, to the knowledge of said landlord, any defaults thereunder, and if so, specifying the nature thereof, and (5) the existence of any Lien, prior interests or superior interests of any nature that currently do, or potentially could, terminate or otherwise adversely affect such leased real property or any of Seller's right or interest therein;

            (k) The License Agreement referred to in Section 5.17 in form and substance satisfactory to Buyer; and

            (l) All books and records of the Sellers pertaining to the Business, including all corporate and other records, books of accounts, contracts, agreements and such other documents or certificates as shall be reasonably requested by Buyer and RCG (except minute books and stock records).

     6.3 [Intentionally left blank].

     6.4 Necessary Consents and Approvals. Buyer, RCG, the Sellers and the Owners shall have obtained all licenses, consents and permits, provided all notices, and all waiting periods required by Law shall have expired, necessary in order for Buyer, RCG and the Sellers to consummate the Acquisition and for the continued operation of the Business after the Closing Date consistent with its operation prior to the Closing Date, including all consents and approvals listed on the Schedules hereto.

     6.5 No Material Adverse Change. There shall not have occurred any material adverse change in the business, assets, liabilities or condition, financial or otherwise, of the Sellers, between the date hereof and the Closing Date, and a certificate shall have been delivered to Buyer to such effect signed by each of the executive officers of the Sellers as Buyer may request.

     6.6 No Injunction, Etc. No action, proceeding, investigation or legislation shall have been instituted, threatened or proposed before any court, governmental agency, or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, or which is related to, arises out of, this Agreement or the consummation of the Acquisitions, or which is related to or arises out of the business or operations of the Sellers, if such action, proceeding, investigation or legislation, in the reasonable judgment of Buyer, RCG or their counsel, would make it inadvisable to consummate such transactions.

     6.7 Satisfactory Due Diligence. Buyer shall in all respects be reasonably satisfied with the results of its due diligence investigation of the Sellers, including its continuing review of matters contained or not contained in the Schedules.

     6.8 SEC and Exchange Approval. Buyer and RCG shall have taken all actions and complied in all material respects with requirements necessary to notify and obtain any consents from the SEC, Nasdaq and any state securities law regulatory agency of all actions contemplated by this Agreement.

     6.9 Legal Opinion. Buyer shall have received an opinion of counsel to the Sellers, Owners and the Practice substantially in the form attached as Exhibit 6.9.

     6.10 Approval of RCG Board of Directors. This Agreement and the Acquisition shall have been approved by the Board of Directors of RCG.

     6.11 Approval of Allocation. Buyer shall have approved the allocation and distribution of the Consideration among the Sellers as set forth on Schedule
1.2 hereof.

     6.12 Covenants Not to Compete. Buyer shall have received Covenants Not to Compete from those nephrologists affiliated with the Practice who are not parties to this Agreement pursuant to which such nephrologists agree not to compete with Buyer for a period of five (5) years on the same terms as Section
5.8 hereof.


                                   ARTICLE 7
            CONDITIONS TO OBLIGATIONS OF THE SELLERS AND THE OWNERS

     The obligations of the Sellers and the Owners to close the Acquisition are subject to the satisfaction or waiver, at or prior to Closing, of each of the following conditions:

     7.1 Representations and Warranties. The representations and warranties of Buyer and RCG set forth in this Agreement, or any document or instrument delivered to any party hereunder, shall be true and correct as of the Closing Date with the same force and effect as if such representations and warranties had been made at and as of the Closing Date, except with respect to any of such representations and warranties referring to a state of facts existing at a specified date prior to the Closing Date, it shall be sufficient if at the Closing Date such representation and warranty continues to describe accurately the state of facts existing on the date so specified.

     7.2 Performance; Covenants. All of the terms, covenants and conditions of this Agreement to be complied with or performed by Buyer and RCG at or prior to the Closing shall have been complied with and performed in all material respects, including, but not limited to delivery of the following documents:

            (a) An Assumption Agreement in substantially the form of Exhibit 6.2(c) hereof;

            (b) A certificate dated as of the Closing Date signed by a duly authorized officer of Buyer and RCG certifying the satisfaction of the condition in Section 7.1 and that Buyer and RCG have fulfilled all of the conditions of this Article 7;

            (c) Resolutions adopted by the Members of Buyer and the Board of Directors of RCG in form and substance satisfactory to the Sellers and the Owners approving the execution, delivery and performance of this Agreement and the consummation of the Acquisitions, certified by Buyer and the Secretary of RCG;

            (d) The Medical Director Agreement entered into by RCG as described in Section 5.9;

            (e) An incumbency certificate certifying the identity of the officers of RCG; and

            (f) A Registration Rights Agreement in substantially the form of
Exhibit 7.2(f) hereto signed by RCG.

     7.3 Necessary Consents and Approvals. Buyer, RCG, the Sellers and the Owners shall have obtained all licenses, consents and permits, provided all notices, and all waiting periods required by Law shall have expired, necessary in order for Buyer, RCG and the Sellers to consummate the Acquisitions and for the continued operation of the business of the Seller after the Closing Date consistent with their operation prior to the Closing Date, including all consents and approvals listed on the Schedules hereto.

     7.4 No Material Adverse Change. There shall not have occurred any material adverse change in the business, assets, liabilities or condition, financial or otherwise, of Buyer or RCG between the date hereof and the Closing Date, and a certificate shall have been delivered to the Sellers and the Owners to such effect signed by an authorized officer of Buyer and RCG.

     7.5 No Injunction, Etc. No action, proceeding, investigation or legislation shall have been instituted, threatened or proposed before any court, governmental agency, or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, or which is related to, arises out of, this Agreement or the consummation of the Acquisitions, or which is related to or arises out of the business or operations of Buyer or RCG, if such action, proceeding, investigation or legislation, in the reasonable judgment of the Sellers or their counsel, would make it inadvisable to consummate such transactions.

     7.6 Legal Opinion. The Sellers shall have received an opinion of counsel to Buyer and RCG substantially in the form attached as Exhibit 7.6.

     7.7 SEC and Exchange Approval. Buyer and RCG shall have taken all actions and complied in all material respects with requirements necessary to notify and obtain any consents from the SEC, Nasdaq and any state securities law regulatory agency of all actions contemplated by this Agreement.

     7.8 Satisfactory Due Diligence. The Owners shall in all respects be satisfied with the results of the due diligence investigation of Buyer and RCG.

     7.9 Approval of Certain Physician Owners. This Agreement and the Acquisition shall have been approved at a duly called meeting of the shareholders or partners of each of the Sellers and Owners.


                                   ARTICLE 8
                                  TERMINATION


     8.1 Right of Termination. This Agreement and the Acquisition may be terminated at any time prior to the Closing Date:

            (a) By the mutual written consent of Buyer, RCG and each Seller.

            (b) By Buyer in the event that the conditions set forth in Article 6 of this Agreement shall not have been satisfied or waived by April 30, 1997, unless such satisfaction shall have been frustrated or made impossible by any act or failure to act of Buyer or RCG.

            (d) By the Sellers in the event that the conditions set forth in
Article 7 of this Agreement shall not have been satisfied or waived by April 30, 1997, unless such satisfaction shall have been frustrated or made impossible by any act or failure to act of any Seller or Owner.

            (e) By the Sellers or Buyer if the Closing shall not have occurred by May 31, 1997.

            (f) By Buyer in accordance with Section 5.19 hereof.

     8.2 Effect of Termination.  In the event of termination in accordance with
Section 8.1, this Agreement shall become void and of no further force or effect, without any liability on the part of any of the parties hereto or their respective owners, directors, officers or employees, except the obligations of each party to preserve the confidentiality of documents, certificates and information furnished to such party pursuant thereto and for any obligation or liability of any party based on or arising from any breach or default by such party with respect to its representations, warranties, covenants or agreements contained in the Acquisition Documents.


                                   ARTICLE 9
                                INDEMNIFICATION

     9.1 Indemnification by Sellers and Owners. (a) Subject to Sections 9.3 through 9.5, each Owner shall, severally and not jointly, indemnify and hold harmless Buyer, RCG and their respective officers, directors, agents or affiliates, from and against any and all demands, claims, actions or causes of action, assessments, losses, diminution in value, damages (including special and consequential damages), liabilities, costs and expenses, including but not limited to reasonable attorneys' fees ("Losses"), suffered or incurred by any such party by reason of or arising out of any of the following:

                     (i) the breach by Owner or any entity in which Owner has an ownership interest of any representation or warranty contained in Article 3 hereof or in any Acquisition Document or any document or instrument delivered by such Owner in connection therewith; and

                     (ii) the non-fulfillment by Owner or any entity in which Owner has an ownership interest of any covenant or agreement of such Owner contained in the Acquisition Documents or any document or instrument delivered by such Owner in connection therewith.

            (b) Subject to Sections 9.3 through 9.5, the Sellers and Owners shall jointly and severally indemnify and hold harmless Buyer, RCG and their respective officers, directors, agents or affiliates, from and against any and all demands, claims, actions or causes of action, assessments, losses, diminution in value, damages (including special and consequential damages), liabilities, costs and expenses, including but not limited to reasonable attorneys' fees ("Losses"), suffered or incurred by any such party by reason of or arising out of any of the following:

                   (i) the Retained Liabilities and the Retained Assets;

                   (ii) the excess of the Current Liabilities over the Liability Limit as set forth in Section 1.2(c);

                   (iii) the breach of any representation or warranty contained in Article 2 hereof or in any Acquisition Document or any document or instrument delivered by a Seller in connection therewith; and

                   (iv) the non-fulfillment of any covenant or agreement of a Seller contained in the Acquisition Documents or any document or instrument delivered by a Seller in connection therewith.

            (c) No claim for indemnification with respect to any alleged misrepresentation or breach of warranty may be made after three (3) years following the Closing Date; provided, however, that the right to indemnification shall extend beyond such period (i) with respect to any specific claim for indemnification for which written notice was given to the Sellers or Owners during such period but shall expire on the expiration of the applicable statutes of limitations unless an action has been brought with respect thereto, (ii) with respect to any claim brought for a misrepresentation or breach of Section 2.17 of this Agreement (a "Tax Claim"), until the liability to which any such claim may relate is barred by all applicable statutes of limitations, and (iii) with respect to any claim brought for a misrepresentation or breach of Section 2.11 (an "Ownership Claim") or Section
2.16 (an "Environmental Claim") of this Agreement, indefinitely.

     9.2 Indemnification by Buyer and RCG. (a) Subject to Sections 9.3 through 9.5, Buyer and RCG shall indemnify and hold harmless the Sellers and Owners, and any of their officers, directors, agents and affiliates, at all times after the date hereof from and against any and all Losses suffered or incurred by any such party by reason of, or arising out of any of the following:

                   (i) the breach of any representation or warranty contained in Article 4 hereof or in any Acquisition Document or any document or instrument delivered by Buyer or RCG in connection therewith; and

                   (ii) the non-fulfillment of any covenant or agreement of Buyer or RCG contained in the Acquisition Documents or any document or instrument delivered by Buyer or RCG in connection therewith.

            (b) No claim for indemnification with respect to any alleged misrepresentation or breach of warranty may be made after three (3) years following the Closing Date; provided, however, that the right to indemnification shall extend beyond such period with respect to any specific claim for indemnification for which written notice was given to Buyer or RCG during such period but shall expire on the expiration of the applicable statutes of limitations unless an action has been brought with respect thereto.

     9.3 Notice and Opportunity to Defend.  The party indemnified under this
Article 9 (the "Indemnified Party") shall promptly notify in writing the indemnifying party (the "Indemnifying Party") of any matter giving rise to an obligation to indemnify and the Indemnifying Party shall defend such claim at its expense with counsel reasonably acceptable to the Indemnified Party, provided that the Indemnifying

Party may not settle any such claim without the consent of the Indemnified Party. The Indemnified Party agrees to cooperate with the Indemnifying Party and to make reasonably available to the Indemnifying Party any necessary records or documents in the possession of the Indemnified Party which are necessary to defend such claim. If the Indemnifying Party does not defend or settle such claim, the Indemnified Party may do so without the Indemnifying Party's participation, in which case the Indemnifying Party shall pay the expenses of such defense, and the Indemnified Party may settle or compromise such claim without the Indemnifying Party's consent. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice.

     9.4 Indemnification Limits. (a) No Indemnifying Party (with the Sellers and Owners as a group deemed as a single Indemnifying Party for this purpose) shall be required to indemnify the Indemnified Party (with the Sellers and Owners as a group deemed as a single Indemnifying Party for this purpose) unless the amount of the loss or claim for which indemnification is sought, when aggregated with all other losses and claims for which indemnification is sought by the Indemnified Party (with the Sellers and Owners as a group deemed as a single Indemnifying Party for this purpose), exceeds $20,000 ("Minimum Aggregate Liability Amount"), at which time rights to indemnification for losses and claims may be asserted for the Minimum Aggregate Liability Amount and any amounts in excess thereof.

     (b) No Seller or Owner shall be required to satisfy an indemnification obligation in excess of one hundred percent (100%) of the aggregate value of the Consideration received by such Seller or Owner and in no event shall Buyer and RCG collectively be required to satisfy an indemnification obligation in excess of one hundred percent (100%) of the aggregate value of the Consideration.

     (c) The limitations contained in this Section 9.4 shall not apply to (i) any indemnification claim under Sections 9.1(a)(ii), 9.1(b)(i), 9.1(b)(ii), 9.1(b)(iv) or 9.2(a)(ii); (ii) a Tax Claim, Ownership Claim or Environmental Claim; or (iii) any Loss which results from or arises out of fraud and intentional misrepresentation or an intentional breach of warranty on the part of a party to the Acquisition Documents.

     9.5 Survival and Exclusivity. The representations and warranties of the parties contained in the Acquisition Documents or in any document or instrument delivered in connection therewith shall survive the Closing and shall not be extinguished thereby notwithstanding any investigation or other examination by any party, provided that from and after the Closing the remedies set forth in this Article 9 shall constitute the sole and exclusive remedy for any inaccuracy or breach of any such representation or warranty. The limitations contained in this Article 9 shall not apply to fraud or intentional misrepresentation.

     9.6 Contribution Among Owners and Sellers. If any Owner or Seller ("Unrelated Indemnifying Parties") is required to make a payment to an Indemnified Party pursuant to Section 9.1(b) of this Agreement that is related to a breach of a representation, warranty or covenant by another Seller or Owner ("Related Indemnifying Parties") with respect to a Center in which such Unrelated Indemnifying Party has no ownership interest, the Related Indemnifying Parties shall promptly pay to the Unrelated Indemnifying Parties the amount of such payment plus any Losses incurred by the Unrelated Indemnifying Parties in the collection of such payment.


                                   ARTICLE 10
                                   [RESERVED]

                                   ARTICLE 11
                              CERTAIN DEFINITIONS

            Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

            "Acquisition Documents" shall mean this Agreement and the other documents and instruments to be delivered pursuant to this Agreement.

            "Agreement" shall mean this Asset Purchase Agreement, including the Exhibits and Schedules delivered pursuant hereto and incorporated herein by reference.

            "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

            "ERISA Affiliate" shall mean, with respect to any entity, any other entity, which, together with such entity, would be treated as a single employer
(i) under Section 414(b) or (c) of the Code or (ii) for purposes of any Benefit Plan subject to Title IV of ERISA, under Section 414(b), (c), (m) or (o) of the Code.

            "Exhibits" shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

            "HCFA Liability" shall mean any Liability for which the Centers may be liable because of the revised Health Care Financing Association interpretation concerning the timing of Medicare eligibility under the Medicare Secondary Payor 1993 amendments which interpretation was applied retroactively to require refunds of certain amounts collected from employer-based group health plans and which is subject to a preliminary injunction issued by the United States District Court for the District of Columbia.

            "Law" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a person or its assets, Liabilities or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

            "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

            "1933 Act" shall mean the Securities Act of 1933, as amended.

            "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

            "Person" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

            "RCG Common Stock" shall mean the $0.01 par value common stock of RCG.

            "Regulatory Authorities" shall mean, collectively, all federal and state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, including the SEC.

            "SEC" shall mean the Securities and Exchange Commission.

                "Tax Return" shall mean any and all returns, reports, filings, declarations and statements relating to Taxes that are required to be filed, recorded, or deposited with any Regulatory Authority, including any attachment thereto or amendment thereof.

                (b) In addition to the terms defined in Section 11.1(a) above, the terms set forth below shall have the meanings ascribed thereto in the referenced sections:



Acquisition - Preamble                          IRS - Section 2.17(b)
Assumed Liabilities - Section 1.3               Losses - Section 9.1(b)
Base Period Trading Price - Section 1.2         Medicare and Medicaid programs - Section 2.18
Business - Preamble                             Minimum Aggregate Liability Amount - Section 9.4(a)
Cash Amount - Section 1.1(a)Centers - Preamble  Ownership Claim - Section 9.1(c)Pension Plans -
Closing - Section 1.7                           Section 2.14(a)
Closing Date - Section 1.7                      Private Programs - Section 2.18
Compensation Programs - Section 2.14(b)         RCG Documents - Section 4.8
Confidential Data - Section 5.8(b)              Remuneration - Section 2.20
Consideration - Section 1.2                     Retained Assets - Section 1.5
Current Liabilities - Section 1.3               Retained Liabilities - Section 1.4
Dialysis Name - Section 5.17                    Rights and Assets - Section 1.1
Environmental Condition - Section 2.16          Seller Agreements - Section 2.12
Environmental Claim - Section 9.1(c)            SEC Documents - Section 4.8
Financial Statements - Section 2.6              Tax Claim - Section 9.1(c)
Government Programs - Section 2.18              Taxes - Section 1.4(g)
Indemnified Party - Section 9.3                 Territory - Section 5.8(a)
Indemnifying Party - Section 9.3                Welfare Plans - Section 2.14(b)


     (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."


                                   ARTICLE 12
                            MISCELLANEOUS PROVISIONS

     12.1 Notices. (a) Any notice sent in accordance with the provisions of this Section 12.1 shall be deemed to have been received (even if delivery is refused or unclaimed) on the date which is: (i) the date of proper posting, if sent by certified U.S. mail or by Express U.S. mail or private overnight courier; or (ii) the date on which sent, if sent by facsimile transmission, with confirmation and with the original to be sent by certified U.S. mail, addressed as follows:

 If to the Sellers or Owners:     c/o  David W. Holst
                                  Indiana Nephrology & Internal Medicine, P.C.
                                  10585 North Meridian Street
                                  Indianapolis, Indiana  46290
                                  Telecopy Number: (317) 574-4737

 Copy to Counsel:                 Hall, Render, Killian, Heath & Lyman, P.C.
                                  One American Square
                                  Suite 2000, Box 82064
                                  Indianapolis, Indiana  46282
                                  Telecopy Number:  (317) 633-4878
                                  Attention:  R. Terry Heath, Esq.

 If to Buyer:                     RCG Indiana, LLC
                                  c/o Renal Care Group, Inc.
                                  2100 West End Avenue, Suite 800
                                  Nashville, Tennessee  37203
                                  Telecopy Number:  (615) 321-5419
                                  Attention: Mr. Sam A. Brooks

 If to RCG:                       Renal Care Group, Inc.
                                  2100 West End Avenue, Suite 800
                                  Nashville, Tennessee  37203
                                  Telecopy Number:  (615) 321-5419
                                  Attention: Mr. Sam A. Brooks

 Copy to Counsel:                 Alston & Bird
                                  One Atlantic Center
                                  1201 W. Peachtree Street
                                  Atlanta, Georgia  30309
                                  Telecopy Number:  (404) 881-7777
                                  Attention: Steven L. Pottle, Esq.

            (b) Any party hereto may change its address specified for notices herein by designating a new address by notice in accordance with this Section 12.1.

     12.2 Expenses. Notwithstanding Section 12.11, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder; provided, however, that RCG agrees to bear and pay up to $739,148 of the fees and expenses of Merrill, Lynch, Pierce, Fenner & Smith and up to $207,167 of legal, accounting and other expenses incurred by or on behalf of the Sellers and the Owners in connection with the transactions contemplated hereby, payable in the manner provided in Schedule 12.2.

     12.3 Further Assurances. Each party covenants that at any time, and from time to time, after the Closing, it will execute such additional instruments and take such actions as may be reasonably requested by the other parties to confirm or perfect or otherwise to carry out the intent and purposes of this Agreement.

     12.4 Waiver. Any failure on the part of any party to comply with any of its obligations, agreements or conditions hereunder may be waived by any other party to whom such compliance is owed. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

     12.5 Assignment. This Agreement shall not be assignable by any of the parties hereto without the written consent of all other parties, provided that RCG or Buyer may assign its rights and obligations under this Agreement without the consent of the Sellers and Owners to any direct or indirect subsidiary or affiliate of RCG or to any party that acquires substantially all of the assets or stock of RCG or Buyer or any successor entity resulting from a merger or consolidation of or with RCG or Buyer. No such assignment shall relieve RCG or Buyer of its obligations hereunder.

     12.6 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, executors, administrators, successors and assigns. This Agreement shall survive the Closing and not be merged therein.

     12.7 Headings. The section and other headings in this Agreement are inserted solely as a matter of convenience and for reference, and are not a part of this Agreement.

     12.8 Entire Agreement. All Schedules and Exhibits attached to this Agreement are by reference made a part hereof. This Agreement and the Exhibits, Schedules, certificates and other documents delivered pursuant hereto or incorporated herein by reference, contain and constitute the entire agreement among the parties and supersede and cancel any prior agreements, representations, warranties, or communications, whether oral or written, among the parties relating to the transactions contemplated by this Agreement. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an agreement in writing signed by the party against whom or which the enforcement of such change, waiver, discharge or termination is sought.

     12.9 Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to any applicable conflicts of Laws. The provisions of this Agreement are severable and the invalidity of one or more of the provisions herein shall not have any effect upon the validity or enforceability of any other provision.

     12.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     12.11 Brokers. The Sellers and the Owners shall jointly and severally indemnify, hold harmless and defend RCG and its affiliates, and RCG shall indemnify, hold harmless and defend Sellers and Owners from and against the payment of any and all broker's and finder's expenses, commissions, fees or other forms of compensation which may be due or payable from or by the indemnifying party, or which may have been earned by any third party acting on behalf of the indemnifying party in connection with the negotiation, execution and consummation of the transactions contemplated hereby.



                        [Signatures Begin on Next Page]

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.



ATTEST:                  RCG INDIANA, LLC


                         By: /s/ Sam A. Brooks
-----------------------      --------------------------------
Secretary                Title:
                               ------------------------------



ATTEST:                  RENAL CARE GROUP, INC.


                         By: /s/ Sam A. Brooks
-----------------------      --------------------------------
Secretary                Title:
                               ------------------------------



ATTEST:                  INDIANA NEPHROLOGY & INTERNAL
                         MEDICINE, P.C.


                         By: /s/ Thomas R. Artingh, M.D.
-----------------------      --------------------------------
Secretary                Title:
                               ------------------------------



SELLERS:


ATTEST:                  EASTERN INDIANA KIDNEY CENTER


                         By: /s/ James R. Lewis, M.D.
-----------------------      --------------------------------
Secretary                Title:
                               ------------------------------

ATTEST:                  INDIANA KIDNEY CENTER


                         By: /s/ Kevin J. Lavelle
-----------------------      --------------------------------
Secretary                Title:
                               ------------------------------

ATTEST:                  INDIANA KIDNEY CENTER SOUTH, LLC


                         By: /s/ Douglas R. Maxwell
-----------------------      --------------------------------
Secretary                Title:
                               ------------------------------



ATTEST:                  ST. VINCENT DIALYSIS CENTER


                         By: /s/ Clifford A. Jaffe
-----------------------      --------------------------------
Secretary                Title:
                               ------------------------------



ATTEST:                  SAINT JOSEPH DIALYSIS CENTER


                         By: /s/ Clifford A. Jaffe
-----------------------      --------------------------------
Secretary                Title:
                               ------------------------------


ATTEST:                  INDIANA DIALYSIS SERVICES, PC


                         By: /s/ Kevin J. Lavelle
-----------------------      --------------------------------
Secretary                Title:
                               ------------------------------



OWNERS:


ATTEST:                  INDIANA DIALYSIS SERVICES, PC


                         By: /s/ Kevin J. Lavelle
-----------------------      --------------------------------
Secretary                Title:
                               ------------------------------



ATTEST:                  COMMUNITY HOSPITALS OF INDIANA, INC.


                         By: /s/ William E. Corley
-----------------------      --------------------------------
Secretary                Title:
                               ------------------------------

ATTEST:                  SETON HEALTH CORPORATION OF CENTRAL INDIANA, INC.


                         By: /s/ Clifford A. Jaffe
-----------------------      --------------------------------
Secretary                Title:
                               ------------------------------



ATTEST:                  GREENWOOD DIALYSIS SERVICES, PC


                         By: /s/ Douglas R. Maxwell
-----------------------      --------------------------------
Secretary                Title:
                               ------------------------------



ATTEST:                  REID HOSPITAL PHYSICIANS


                         By: /s/ James R. Lewis
-----------------------      --------------------------------
Secretary                Title:
                               ------------------------------



ATTEST:                  REID HOSPITAL & HEALTH CARE SERVICES, INC.


                         By: /s/ B. Allen Dowell
-----------------------      --------------------------------
Secretary                Title:
                               ------------------------------



ATTEST:                  SAINT JOSEPH HOSPITAL AND HEALTH CARE CENTER OF
                         KOKOMO, INDIANA, INC.


                         By: /s/ Steve Linerode
-----------------------      --------------------------------
Secretary                Title:
                               ------------------------------




                        /s/ Kenneth W. Beckley, M.D.
                        ------------------------------------
                        Kenneth W. Beckley, M.D.


                        /s/ Ronald K. Bloom, M.D.
                        ------------------------------------
                        Ronald K. Bloom, M.D.


                        /s/ TaeKae Chong, M.D.
                        ------------------------------------
                        TaeKae Chong, M.D.

                        /s/ Alan E. Handt, M.D.
                        ------------------------------------
                        Alan E. Handt, M.D.


                        /s/ Kevin J. Lavelle, M.D.
                        ------------------------------------
                        Kevin J. Lavelle, M.D.


                        /s/ Patsy Maikranz, M.D.
                        ------------------------------------
                        Patsy Maikranz, M.D.


                        /s/ Ronald I. Reisman, M.D.
                        ------------------------------------
                        Ronald I. Reisman, M.D.


                        /s/ Jay H. Weiss, M.D.
                        ------------------------------------
                        Jay H. Weiss, M.D.


                        /s/ Douglas R. Maxwell, M.D.
                        ------------------------------------
                        Douglas R. Maxwell, M.D.

                                    EXHIBIT A

                               MANAGEMENT SERVICES


-         Executive management and administration

- All facility accounting and reporting, consistent with Medicare requirements

-         All budget preparation

-         Regulatory compliance monitoring and reporting

- Personnel including hiring, training and development of all non-physician employees, consistent with Medicare requirements

-         Computer systems and support

- Facility operations, policies and procedures, consistent with Medicare requirements

- Quality assurance programs, consistent with Medicare requirements

- Patient education programs, customer service programs and staff support programs

- Materials management including purchasing (supplies, pharmaceutical, equipment maintenance)

-         Laboratory services

-         Billing and technical and facility fees

- Billing of physicians' professional services for chronic dialysis care

- Supervision and management of all records storage, maintenance and security procedures in compliance with all applicable federal, state and local laws and regulations, and in accordance with industry standards.